EXHIBIT 4

                          TRANSLATION FROM THE HEBREW

                                                                  Date: 28.10.09

To:
BANK LEUMI LE ISRAEL LTD.

In accordance with the general terms for the management of a current loan account (CLA), at the Bank, signed by us on October 21, 2009, and to which this document, including all of its appendixes, constitutes an appendix (hereinafter: the "MANAGEMENT TERMS"), and in respect of credit facilities to be provided to us thereunder for the financing of the acquisition of part of the Purchased Shares (as defined below), all as set forth below in this Agreement, we hereby agree and undertake that the credit facilities will also be subject to all the terms provided in this Agreement below, which will constitute an integral part of the Management Terms.

1.   DEFINITIONS

     In this Agreement, the terms set forth below shall have the meaning set out opposite them:

     "MEANS OF CONTROL",        -         Including inflections, within the
     "SECURITIES"                         meaning of such terms in the
                                          Securities Law, 5728 - 1968.

     "CREDIT FACILITIES" OR     -         All credit facilities to be provided
     "CREDIT"                             to the Borrower by the Bank for the
                                          purpose of financing the acquisition
                                          of part of the Purchased Shares in a
                                          sum of up to NIS 480 M (principal) and
                                          any credit facility to be provided by
                                          the Bank for the purpose of the
                                          settlement of such Credit Facilities,
                                          in whole or in part, if provided, and
                                          all in accordance with the provisions
                                          of clause 4 of this Agreement (in this
                                          definition: the "RELEVANT CREDIT
                                          FACILITIES"), all including linkage
                                          differentials, rate differentials,
                                          interest, arrears interest,
                                          commissions, bank charges, various
                                          expenses including realization
                                          expenses, lawyers' fee, insurance
                                          costs and other payments due and/or to
                                          be due by the Borrower to the Bank in
                                          connection with the Relevant Credit
                                          Facilities, whether the due date
                                          thereof has fallen due, whether their
                                          due date falls in the future, whether
                                          they are due or to be due pursuant to
                                          any contingent liability whatsoever or
                                          any other liability whatsoever,
                                          irrespective of whether or not such
                                          amounts, in whole or in part, have
                                          been consolidated in a judgment of a
                                          court or a tribunal.

     "REVOKING EVENT"           -         As defined in clause 6.1.3 below.

     "STOCK EXCHANGE"           -         Tel Aviv Stock Exchange Ltd.

     "SECURITY INTERESTS"       -         The liens and guarantees defined in
                                          clause 6 of this Agreement as well as
                                          other liens and guarantees as shall be
                                          provided in accordance with the
                                          provisions of this Agreement.

     THE "BANK"                 -         Bank Leumi Le Israel Ltd.


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     "BANK MIZRAHI"             -         Mizrahi Tefahot Bank Ltd.

     "STAKEHOLDER"              -         Including inflections thereof, within
                                          the meaning of this term in the
                                          Companies Law.

     The "PROVISIONS OF THE     -         Any provision of any law or statute,
     LAW", the "LAW"                      either in Israel or any place outside
                                          of Israel, as well as directives of
                                          the Bank of Israel, the Commissioner
                                          of Restrictive Trade Practices, the
                                          Ministry of Communications, the
                                          Securities Authority and any other
                                          competent authority, including
                                          understandings between the Bank and
                                          the Bank of Israel or between the Bank
                                          and any other competent authority and
                                          further including new legal provisions
                                          which shall take effect after the
                                          execution of this Agreement.

     "PERMITS AND               -         All terms, permits and approvals
     APPROVALS"                           required in accordance with any law
                                          and pursuant to and under the
                                          provisions of the law, for the
                                          Borrower's entering into the Credit
                                          Agreement and the fulfillment of
                                          everything stated therein, including
                                          the provision of the credit and the
                                          encumbrance in favor of the Bank of
                                          the Security Interests and all Permits
                                          and Approvals required for the
                                          realization of the Security Interests,
                                          including by way of appointment of a
                                          receiver on behalf of the Bank
                                          pursuant to a decision of a competent
                                          court for the sale of the Pledged
                                          Shares, the shares pledged in favor of
                                          Bank Mizrahi and the shares to be
                                          pledged in accordance with the
                                          provisions of the Credit Agreement,
                                          including pursuant to clause 3.6, to a
                                          third party which will obtain, to this
                                          end, all Permits and Approvals as
                                          required under any law.

     THE "CREDIT                -         This Agreement, and the "Applications
     AGREEMENT"                           for a Loan" to be executed by the
                                          Borrower in connection with the Credit
                                          Facility and the Management Terms.

     "SHAREHOLDERS'             -         A founders' agreement, an agreement
     AGREEMENTS"                          dated October 28, 2009 between Partner
                                          and the shareholders therein in
                                          connection with the rights of listing
                                          Partner's shares for trading and
                                          additional agreements among
                                          shareholders in Partner which are
                                          attached as part of Appendix 2.18.

     "FOUNDERS AGREEMENT"       -         An agreement dated April 20, 2005,
                                          among Partner's founding shareholders
                                          to which the Borrower shall join by
                                          the closing date, IN LIEU OF the
                                          Seller, and a copy of which, as well
                                          as a copy of the aforesaid joining
                                          documents, is attached as part of
                                          Appendix 2.18 hereto, as shall be
                                          amended from time to time.

     "BANK MIZRAHI'S            -         The financing agreement dated October
     FINANCING AGREEMENT"                 28, 2009, which was signed by the
                                          Borrower and Bank Mizrahi, in
                                          connection with credit for the
                                          financing of the acquisition of part
                                          of the Purchased Shares in a sum of up
                                          to NIS 320 M (principal), credit for
                                          the financing of current activity in a
                                          sum of up to NIS 200 M (principal) and
                                          credit for the financing of foreign
                                          trade activity (documentary credit,
                                          suppliers, guarantees, etc.), in the
                                          sum of up to NIS 200 M (principal),
                                          including its appendixes.

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     "SALE AGREEMENT"           -         An agreement dated August 12, 2009
                                          between the Seller and the Borrower
                                          for the acquisition of the Purchased
                                          Shares, a copy of which is attached as
                                          APPENDIX A hereto, as amended from
                                          time to time.

     "NOMINEE COMPANY"          -         The Nominee Company of Bank Leumi
                                          Le-Israel Ltd. (Hevra Le-Rishumim of
                                          Bank Leumi Le-Israel Ltd.)

     "COMPANIES LAW"            -         The Companies Law, 5759 - 1999
                                          including any amendments thereto from
                                          time to time.

     "BORROWER'S ACCOUNT  AT    -         Account no. 73523/21 at branch 800 at
     THE BANK"                            the Bank, in the Borrower's name.

     "BORROWER'S ACCOUNT        -         Account no. 274007 in branch 461 at
     AT BANK MIZRAHI"                     Bank Mizrahi, in the Borrower's name.

     "CLOSING DAY" OR           -         The day of the provision of the credit
     "CLOSING DATE"                       in accordance with the terms of this
                                          Agreement, and, in any event, not
                                          later than February 16, 2010.

     "BUSINESS DAY"             -         As defined in the Management Terms.

     "THIS AGREEMENT"           -         This Agreement, including all its
                                          appendixes.

     THE "BORROWER"             -         Scailex Corporation Ltd., Public Co.
                                          Reg. No. 52-003180-8, a company duly
                                          incorporated in Israel.

     "INDEX"                    -         The Consumer Price Index published by
                                          the Central Bureau of Statistics, or
                                          any other index IN LIEU THEREOF.

     THE "SELLER"               -         Advent Investments Pte Ltd., a
                                          corporation duly incorporated in
                                          Singapore.

     "NOTEHOLDERS"              -         Holders of Series A to D Notes which
                                          were issued by the Borrower.

     "MERGER OR SPIN-OFF"       -         Any of the acts set forth below in
                                          respect of the Borrower and Partner -

                                     (1)  Merger and/or spin-off within the
                                          meaning of Part E(2) of the Income Tax
                                          Ordinance (New Version) or merger
                                          within the meaning thereof in the
                                          Companies Law or in any other legal
                                          provision, or in any legal provision
                                          IN LIEU THEREOF; and/or

                                     (2)  Transfer of assets in consideration of
                                          shares and/or rights in the Borrower
                                          or in Partner; and/or

                                     (3)  Settlement and/or arrangement in
                                          accordance with sections 350 and 351
                                          of the Companies Law or any other
                                          legal provision IN LIEU THEREOF or any
                                          corresponding or similar provision in
                                          accordance with another law; and/or

                                     (4)  Voluntary liquidation;

     "SALE OR ACQUISITION       -         Each of the activities set forth
     OF A SUBSTANTIAL ASSET"              below:

                                -    (a)  A sale and/or any act resulting in a
                                          sale of the Pledged Shares, the shares
                                          pledged in favor of Bank Mizrahi and
                                          the shares to be pledged in accordance
                                          with the provisions of the Credit
                                          Agreement, including pursuant to
                                          clause 3.6 and/or any act resulting in
                                          a reduction in the number of the
                                          Pledged Shares, the shares pledged in
                                          favor of Bank Mizrahi and the shares
                                          to be pledged in accordance with the
                                          provisions of the Credit Agreement,
                                          including pursuant to clause 3.6 or a
                                          decrease in the rate thereof on the
                                          date of this Agreement (with full
                                          dilution, without taking account of
                                          treasury shares), out of Partner's
                                          issued share capital, and/or out of
                                          the total means of control in Partner,
                                          including due to the sale of treasury
                                          shares in Partner and other than due
                                          to the issue of shares in Partner
                                          under market terms or the sale of
                                          treasury shares in Partner at an
                                          aggregate rate of up to 5% of
                                          Partner's issued and paid up capital
                                          on the date of the execution of the
                                          Credit Agreement and so long as no
                                          Event of Default has occurred;

                                     (b)  A purchase and/or any act resulting in
                                          a purchase of any asset/s and/or
                                          activity performed by the Borrower for
                                          an aggregate amount exceeding NIS 70 M
                                          per calendar year;

                                     (c)  Transactions in securities including
                                          swap transactions, lending
                                          transactions, futures transactions,
                                          hedge transactions and other similar
                                          transactions on the part of the
                                          Borrower, whereof the credit
                                          exposures, as calculated by the
                                          relevant bank, exceed an aggregate
                                          amount of NIS 100 M, at any time,
                                          apart from transactions for protection
                                          of exchange rate in connection with
                                          the transaction forming the subject of
                                          the sale agreement;

                                     (d)  Exceptional transaction or
                                          transactions entered into by the
                                          Borrower for an aggregate amount per
                                          calendar year exceeding NIS 10 M;

                                     (e)  A transaction of the Borrower with a
                                          stakeholder in the Borrower or in
                                          which such stakeholder has a personal
                                          interest;

                                     (f)  An adverse effect on the rights of the
                                          Pledged Shares, the shares pledged in
                                          favor of Bank Mizrahi and the shares
                                          to be pledged in accordance with the
                                          provisions of the Credit Agreement,
                                          including pursuant to clause 3.6;

                                     (g)  An issue of shares in Partner and/or
                                          any other change in its share capital
                                          (including an increase in registered
                                          capital) and/or in the rights attached
                                          to the shares in Partner, apart from:
                                          (1) Issue of shares in Partner under
                                          market terms at an aggregate rate of
                                          up to 5% of Partner's issued and paid
                                          up capital on the date of the
                                          execution of the Credit Agreement and
                                          so long as no Event of Default has
                                          occurred and (2) An increase in
                                          registered capital for the purpose of
                                          compliance with a regulatory
                                          requirement applicable to Partner;

                                     (h)  An exceptional transaction entered
                                          into by Partner, apart from a
                                          transaction or transactions in the
                                          field of communications and save for
                                          any transaction or transactions that
                                          are not in the field of communications
                                          in an aggregate amount per calendar
                                          year of up to USD 50 M;

                                     (i)  A transaction of Partner with a
                                          stakeholder in the Borrower or in
                                          which such stakeholder has a personal
                                          interest;

                                     For the purpose of this definition:

                                     "Purchase and/or act" - including a series of purchases and/or acts which in fact constitute one acquisition or act;

                                     "SALE AND/OR ACT" - including encumbrance or allocation or issue or vesting any right or other benefit whatsoever in any asset, and including a series of sales and/or acts which in effect constitute one sale;

     "SHARES"                   -         Including securities, rights and
                                          options convertible into shares.

     THE "FREE SHARES"          -         All the shares in Partner which are in
                                          the Borrower's possession from time to
                                          time and which are not encumbered,
                                          which on the Closing Day amount to
                                          17,225,739 Ordinary Shares of NIS 0.01
                                          par value each in Partner,
                                          constituting approx. 10.78% of
                                          Partner's issued and paid up share
                                          capital (with full dilution, without
                                          taking account of treasury shares).

     THE "PLEDGED  SHARES"      -         7,161,507 Ordinary Shares of NIS 0.01
                                          par value each in Partner,
                                          constituting approx. 4.48% of
                                          Partner's issued and paid up share
                                          capital (with full dilution, without
                                          taking account of treasury shares), as
                                          well as other shares to be issued in
                                          respect thereof and which will be
                                          pledged in favor of the Bank.

     THE "SHARES PLEDGED IN     -         All the shares in Partner which are
     FAVOR OF THE NOTEHOLDERS"            owned by the Borrower and which are
                                          pledged from time to time in favor of
                                          Series A, B, C, and D Noteholders,
                                          which were issued by the Borrower,
                                          which on the Closing Day amount to
                                          22,934,238 Ordinary Shares of NIS 0.01
                                          par value each in Partner,
                                          constituting approx. 14.35% of
                                          Partner's issued and paid up share
                                          capital (with full dilution, without
                                          taking account of treasury shares).

     THE "SHARES PLEDGED IN     -         All the shares in Partner which are
     FAVOR OF THE SELLER"                 owned by the Borrower and which are
                                          pledged from time to time in favor of
                                          the Seller, and which on the Closing
                                          Day amount to 17,142,858 Ordinary
                                          Shares of NIS 0.01 par value each in
                                          Partner, constituting approx. 10.73%
                                          of Partner's issued and paid up share
                                          capital (with full dilution, without
                                          taking account of treasury shares).

     THE "SHARES PLEDGED IN     -         4,774,338 Ordinary Shares of NIS 0.01
     FAVOR OF BANK MIZRAHI"               par value each in Partner,
                                          constituting approx. 2.99% of
                                          Partner's issued and paid up share
                                          capital (with full dilution, without
                                          taking account of treasury shares),
                                          other shares to be issued in respect
                                          of the Shares Pledged in favor of Bank
                                          Mizrahi and other shares to be pledged
                                          in favor of Bank Mizrahi in accordance
                                          with the Bank Mizrahi's Financing
                                          Agreement.

     THE "PURCHASED SHARES"     -         78,940,104 Ordinary Shares of NIS 0.01
                                          par value each in Partner,
                                          constituting approx. 49.41% of
                                          Partner's issued and paid up share
                                          capital (with full dilution, without
                                          taking account of treasury shares).

     THE "MARKED SHARES"        -         As such term is defined in clause 3.12
                                          below.

     THE "NOTES DOCUMENTS"      -         The documents formalizing the terms of
                                          Series 1 and Series A to D Notes which
                                          were issued by the Borrower and which
                                          are attached as Appendix 2.10,
                                          including their appendixes.

     THE "SELLER'S FINANCE      -         The documents formalizing the terms of
     DOCUMENTS"                           the finance provided to the Borrower
                                          by the Seller for the purchase of part
                                          of the Purchased Shares and which are
                                          attached as Appendix 2.11, including
                                          their appendixes.

     "EVENT OF DEFAULT"         -         Any event giving rise to a ground
                                          according to which the Bank may
                                          declare the credit immediately due and
                                          payable in accordance with the Credit
                                          Agreement. To remove any doubts, it is
                                          clarified that the period for
                                          rectification, if determined with
                                          respect to such Event of Default in
                                          clause 9 of this Agreement, shall not
                                          postpone the date or the occurrence of
                                          the Event of Default, unless the Bank
                                          has given a waiver or an extension in
                                          writing with respect to such Event of
                                          Default.

     "TRUSTEE FOR THE NOTES"    -         Clal Finance Trusts 2007 Ltd.

     "THE SELLER'S SECURITY     -         Chadfield Limited, a company
     TRUSTEE"                             incorporated in the British Virgin
                                          Islands, which is wholly owned by the
                                          Seller.

     "TRUSTEE FOR THE SELLER"   -         Hermetic Trust (1975) Ltd., a company
                                          duly incorporated in Israel.

     "FREE AND CLEAR"           -         Free and clear of any encumbrance
                                          and/or pledge and/or attachment and/or
                                          lien and/or debt and/or claim and/or
                                          any other right of any nature or type
                                          whatsoever of any third party.

     "EXCEPTIONAL TRANSACTION"  -         Within the meaning of this term in the
                                          Companies Law;

     "PARTNER"                  -         Partner Communications Ltd., Public
                                          Co. Reg. No. 520044314, a company duly
                                          incorporated in Israel.

     "DYNAMIC'S ACTIVITY"       -         Any distribution activity and any
                                          related activity of the Borrower or
                                          its related parties with Cellcom
                                          Israel Ltd. or its related parties,
                                          including the assets and liabilities
                                          purchased by the Borrower or its
                                          related parties in accordance with the
                                          agreement dated August 21, 2008.

     "SUNY'S ACTIVITY"          -         Any distribution activity and any
                                          related activity of the Borrower or
                                          its related parties of Samsung
                                          cellular equipment, including the
                                          assets and liabilities purchased by
                                          the Borrower or its related parties in
                                          accordance with the agreement dated
                                          August 21, 2008.

     "PRIME"                    -         As defined in the Management Terms.

     "CONTROL", "HOLDING",      -         Including inflections, within the
     "PURCHASE",                          meaning of these terms in the
     "DISTRIBUTION,                       Companies Law, unless another express
     "DIVIDEND",                          meaning is attributed to them in any
     "TRANSACTION",                       specific clause in this Agreement.
     "RELATIVE", "TREASURY                Concerning "distribution" and
     SHARES", "OFFICER"                   "dividend" - including distributions
                                          within the framework of and by way of
                                          reduction of capital.

     "RECTIFICATION PERIOD"     -         As this term is defined in clause 10.1
                                          of this Agreement.

2.   GENERAL REPRESENTATIONS

     The  Borrower hereby declares and undertakes to the Bank as follows:

     2.1. It is an active public company duly incorporated, registered and existing in Israel.

     2.2. The Borrower has the legal powers, authorizations and rights to enter into the Credit Agreement and to implement all its provisions and terms.

     2.3. The Borrower has obtained all approvals, authorizations and consents required under its documents of incorporation, in connection with the execution of the Credit Agreement, as well as for the purpose of the implementation of the Borrower's obligations thereunder, including the creation of the Security Interests, and it is not required to obtain any other consents and/or approvals whatsoever.

     2.4. All the Borrower's obligations pursuant to and/or within the framework of and/or in connection with the Credit Agreement are legal, effective, valid, binding and enforceable on the Borrower in accordance with the terms thereof.

     2.5. The Sale Agreement, the Credit Agreement and the Security Interests Documents and the fulfillment of the Borrower's obligations under each of them, do not conflict with any obligations whatsoever of either the Borrower or Partner VIS-A-VIS third parties (and, in respect of Partner, apart from any conflict not tantamount to a material adverse effect on Partner's position) and/or confer on any person or any entity whatsoever any right and/or ground for demanding the declaration as immediately due and payable of the debts and obligations of either the Borrower or Partner.

     2.6. There neither is nor shall there be any impediment and/or limitation by law and/or pursuant to the provisions of any agreement whatsoever to which the Borrower is a party and/or the Borrower's documents of incorporation and/or any other impediment or limitation to the grant of the Security Interests under this Agreement and including the encumbrance of the Pledged Shares, the shares pledged in favor of Bank Mizrahi and the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6 in favor of the Bank by means of a first fixed charge and there shall be no limitation on holding them nor shall there be any limitation on the realization thereof, either by the Borrower or by the Bank, as the case may be, and in respect of the realization thereof, subject to the approval of the Minister of Communications, to the extent required pursuant to the provisions of Partner's licenses and licenses of corporations under its control. It is hereby agreed that this clause will not apply to a breach of the future obligations included in this clause due to any act or omission on the part of the Bank.

     2.7. All permits and approvals have been obtained, as are required for the pledging of the Pledged Shares, the shares pledged in favor of Bank Mizrahi and the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6, in favor of the Bank and for the grant of the Security Interests as provided in this Agreement. Such permits and approvals include no stipulations, prohibitions or restrictions hindering the possibility of encumbering the Pledged Shares, the shares pledged in favor of Bank Mizrahi, the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6, in favor of the Bank and the other Security Interests pursuant to the terms in this Agreement and in the appendixes hereto and/or the enforceability thereof, including by way of the appointment of a receiver on behalf of the Bank pursuant to a decision of a competent court for the sale thereof to a third party which obtains permits, approvals and authorizations as required under any law, and in respect of their enforceability subject to the approval of the Minister of Communications, to the extent required, pursuant to the provisions of Partner's licenses and the licenses of corporations under its control and/or the possibility of distribution of dividends in respect of Partner's shares and/or the creation of all other Security Interests under this Agreement.

     2.8. There is no legal proceeding, claim, arbitration, litigation or administrative proceeding pending against the Borrower, and, to the best of its knowledge, there is no such proceeding threatened against it which is likely to have a material adverse effect on its ability to fulfill its obligations under the Credit Agreement.

     2.9. The Borrower's documents of incorporation which are attached hereto as APPENDIX 2.9, are the up-to-date and binding documents of incorporation of the Borrower and no change has occurred therein.

     2.10. The Notes Documents which are attached hereto as APPENDIX 2.10, are the up-to-date and binding documents and no change has occurred therein.

     2.11. The Seller's Finance Documents which are attached hereto as APPENDIX 2.11, are the up-to-date and binding documents and no change has occurred therein.

     2.12. The audited or reviewed financial statements of the Borrower, as the case may be, as at December 31, 2008 and as at June 30, 2009, consisting, INTER ALIA, of a balance sheet, statement of operations and statement of cash flows, which are attached to this Agreement as APPENDIX 2.12, have been prepared in accordance with generally accepted accounting principles and present fairly, the Borrower's financial position, its assets, debts and liabilities for the period covered thereby. Since such date no material adverse change has occurred in the Borrower's business position.

     2.13. No owner's loans were provided to the Borrower and no capital notes were issued by the Borrower to its shareholders (hereinafter: the "OWNERS' LOANS TO SCAILEX"). Without derogating from the provisions of this Agreement, to the extent that the Owners' Loans to Scailex are provided, they will be subordinate to the Credit, they will not be settled, in whole or in part, prior to the settlement of the Credit in full, and also not by way of offset.

     2.14. The Sale Agreement was duly signed by the Borrower and to the best of its knowledge, also by the Seller, and it is valid in all respects and is binding on the Borrower, and, to the best of its knowledge, also on the Seller, in accordance with its terms. Further, all consents, powers, and approvals have been obtained as required under any law and pursuant to the documents of incorporation of the Borrower and to the best of the Borrower's knowledge, also in accordance with the Seller's documents of incorporation in connection with the execution of the Sale Agreement and the fulfillment of all the obligations of the parties thereto. Apart from the Sale Agreement and the Seller's Finance Documents, there are no other agreements or understandings between the parties to the Sale Agreement, pertaining, directly or indirectly, to the issues formalized in the Sale Agreement and in the Seller's Finance Document. The Borrower will not agree to any amendment and/or revision and/or cancellation of any of the provisions of the Sale Agreement, amounting to a waiver of and/or prejudice to any of its rights under the Sale Agreement and/or will not waive any breach against it, all unless it has obtained the Bank's approval. The Borrower undertakes to comply with all its undertakings pursuant to the Sale Agreement and it is unaware of any right and/or claim and/or demand whatsoever in respect of the rescission of the Sale Agreement.

     2.15. The Borrower's obligations in accordance with and pursuant to the provisions of the Sale Agreement are not in contravention of the Borrower's obligations in accordance with and pursuant to the provisions of the Credit Agreement in such manner as may prevent and/or adversely affect the fulfillment of the Borrower's obligations VIS-A-VIS the Bank in accordance with the Credit Agreement, in full and in a timely fashion, including, without limitation, preventing and/or adversely affecting the settlement of the Credit Facilities, in full and in a timely fashion.

     2.16. Partner is a public company which was duly incorporated and registered in Israel and it is active and existing.

     2.17.     Partner's registered, issued and paid up capital is as follows:
               Registered - NIS 158,600,346; issued and paid up - 154,132,356 Ordinary Shares of NIS 0.01 par value each. The Purchased Shares will be owned by the Borrower on the Closing Day.

     2.18. Apart from Partner's documents of incorporation and shareholders agreements attached as APPENDIX 2.18, the Sale Agreement as well as a general license granted to Partner Communication Ltd. for the provision of cellular phone radio services employing the cellular method and additional licenses to Partner and corporations under its control, no other document or agreement whatsoever exists on the date of the execution of this Agreement, determining and/or formalizing the rights attached to Partner's shares and/or which are related, directly or indirectly, to their holding or which confer additional rights or limit such rights. Furthermore, after the execution of this Agreement, no revision whatsoever will be introduced to the documents of incorporation and/or the shareholders agreements which adversely affects or hinders the rights attached and/or related to the Pledged Shares and/or which is liable to have a material adverse effect on the Bank's rights in accordance with the Credit Agreement, other than with the Bank's prior written approval.

     2.19. To the best knowledge of the Borrower, there is no legal proceeding, claim, arbitration, litigation or administrative proceeding pending against Partner which is likely to have a material adverse effect on the Borrower's ability to fulfill its obligations under the Credit Agreement, and it is not aware of any such proceeding being threatened against Partner which is liable to have a material adverse effect on the Borrower's ability to fulfill its obligations under the Credit Agreement.

     2.20. To the best knowledge of the Borrower, the audited or reviewed financial statements of Partner, as the case may be, as at December 31, 2008 and as at June 30, 2009, consisting, INTER ALIA, of a balance sheet, statement of operations and statement of cash flows, which are attached to this Agreement as APPENDIX 2.20, were prepared in accordance with generally accepted accounting principles and present fairly, Partner's financial position, its assets, debts and liabilities for the period covered thereby. Since such date no material adverse change has occurred in Partner's business position.

     2.21. All the information provided by the Borrower to the Bank in writing in respect of the Borrower is accurate and all the information provided by the Borrower to the Bank in writing in respect of Partner is accurate to the best knowledge of the Borrower. Further, the Borrower has no information which was not provided to the Bank, and which, had it been brought to its knowledge, would have reasonably resulted in the Bank's reluctance to enter into this Agreement and to provide the Credit in accordance with the terms of this Agreement.

     2.22. The Borrower is not aware of the occurrence of any event and/or circumstances constituting or which are most probably likely to constitute in the future or after the giving of a notice or a warning, an event allowing the Bank to declare immediately due and payable any Credit whatsoever in accordance with the terms of the Credit Agreement.

     2.23. As of the date of the execution of this Agreement, all the conditions and all the representations provided herein which refer to the date preceding its execution, have been satisfied, and, in the event of terms scheduled to be fulfilled subsequently pursuant to this Agreement and prior to the provision of the Credit, then the Borrower will act to obtain them and it is aware that the receipt and the implementation thereof in full and in a timely fashion, will constitute a condition precedent for the provision of the Credit in accordance with this Agreement.

3.   UNDERTAKINGS

     The Borrower hereby declares and undertakes to the Bank that up to the date of the full and final settlement of the Credit and so long as the Borrower does not receive the Bank's prior written approval to act otherwise, the following provisions will apply:

     3.1. The Pledged Shares, the shares pledged in favor of Bank Mizrahi, the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6, in favor of the Bank, the Borrower's rights to receive dividends in respect of the shares in Partner which are in its possession from time to time, as well as the other assets and rights to be encumbered in favor of the Bank in accordance with this Agreement, are free and clear, and will retain such status, apart from liens in accordance with this Agreement and the following liens:

               3.1.1. A second fixed charge in favor of Bank Mizrahi on the Pledged Shares, provided it is in the format attached as APPENDIX 3.1.1.

               3.1.2. A first fixed charge in favor of Bank Mizrahi on the Pledged Shares, in favor of Bank Mizrahi;

               3.1.3. A first fixed charge in favor of Bank Mizrahi on 40% of the rights to receive dividend in respect of the Free Shares;

               3.1.4. A first fixed charge in favor of the Seller on the rights to receive dividend in respect of the shares pledged in favor of the Seller.

               3.1.5. A first fixed charge in favor of the Noteholders, to receive dividend in respect of the shares pledged in favor of the Noteholders.

     3.2. The Borrower will not provide in the future any new loans and/or guarantees of any nature or type whatsoever to any person or any other entity whatsoever, apart from guarantees in the ordinary course of business, the aggregate balance of which at all times will not exceed NIS 20 M.

     3.3. The Borrower undertakes not to obtain any credit or loans of any nature or type whatsoever from any person or any other entity whatsoever, including by means of extending an existing series of Notes or issue of Notes pursuant to an existing shelf prospectus and not to encumber by means of any lien whatsoever or at any level whatsoever (other than liens in favor of the Bank in accordance with the provisions of the Credit Agreement), nor sell, assign, transfer or grant any right of any nature whatsoever in its assets, shares or rights in corporations owned by it directly and/or to be owned by it directly from time to time (or any part thereof) (including Partner's Free Shares) to any third party whatsoever, including any lien, sale or grant of any right in the Borrower's assets which are encumbered in favor of third parties, including by way of a negative lien, on the date of this Agreement (if any) after the release thereof from the lien and/or the negative lien incumbent thereon, in any manner whatsoever or for any purpose whatsoever and will not undertake to implement such transactions, all other than:

               3.3.1. Raising credit which will serve in effect on account of settlement of the Credit and the Credit under the Bank Mizrahi's Financing Agreement which served for the purpose of financing the acquisition of part of the Purchased Shares at a ratio of 60% to the Bank and 40% to Bank Mizrahi.

               3.3.2. Raising of unsecured credit which will be subordinate to the Credit and will not be settled (principal or interest), including not by prepayment or immediate payment prior to the settlement of the Credit, provided that the provider of the Credit has signed an appropriate subordination letter addressed to the Bank, in a format to the Bank's satisfaction.

               3.3.3. Sales expressly permitted in accordance with the provisions of the Credit Agreement.

               3.3.4. Encumbrance of additional Partner shares in favor of the Noteholders as provided in clauses 10.2 to 10.3 of the Certificates of the Series A, B, C and D Notes which were issued by the Borrower, in connection with the reduction of capital in Partner.

               3.3.5. Encumbrance of other Partner shares in favor of the Seller as provided in section 4k of the Terms and Conditions of the Notes dated October 28, 2009 which were performed within the framework of the partial financing provided by the Seller for the acquisition of the Purchased Shares, in connection with the reduction of capital in Partner.

               3.3.6. Credit Facilities to be provided by Bank Mizrahi to the Borrower pursuant to the Bank Mizrahi's Financing Agreement and encumbrance of assets in favor of Bank Mizrahi pursuant to Bank Mizrahi's Financing Agreement.

               3.3.7. Encumbrance of bank accounts in favor of the Trustee for the Notes and the Noteholders and the Trustee for the Seller and the Buyer, where the dividends in respect of the shares pledged in favor of the Notes and in respect of the shares pledged in favor of the Seller will be deposited, upon the declaration as immediately due and payable of the Credit Facilities provided by such parties, respectively.

     3.4. The rate of the Free Shares in the Borrower's possession will not fall below 9.78% (with full dilution, not taking account of treasury shares), of the issued and paid up share capital of Partner. Notwithstanding the foregoing, the Borrower will be entitled to sell shares of the Free Shares even if after such sale the rate of the Free Shares in the Borrower's possession falls below the rate as aforesaid, provided that with respect to each sale of any of the Free Shares, all the following conditions have been fulfilled in full:

               3.4.1. 60% of the sale proceeds of the shares sold out of the Free Shares will be transferred to the Borrower's account at the Bank and will serve for settlement on account of the Credit in accordance with the provisions set forth in clause 4.4 below;

               3.4.2. The selling price of the shares as aforesaid will not fall below the price of their purchase as agreed under the Sale Agreement or the share market value as defined in clause 3.6 on the same date, whichever is lower, provided that the selling price does not fall below 90% of the market value;

               3.4.3. The Borrower will do its best to first sell the Marked Shares; and

               3.4.4. The sale will not cause a breach of the provisions of clause 3.23 concerning the minimum holding of the Borrower in Partner.

               To remove any doubts, it shall be clarified that the conditions set forth in clause 3.4 above, will also apply in the event of a sale of Free Shares, in consequence of which their rate has not fallen below 9.78% (with full dilution, not taking account of treasury shares), as aforesaid.

     3.5 The Borrower undertakes that if it sells Suny's Activity and/or Dynamics' Activity, the total excess sale proceeds after the settlement in full of the Credit Facilities provided to the Borrower by Bank Mizrahi pursuant to the Bank Mizrahi's Financing Agreement, will be transferred to the Borrower's account at the Bank and will serve for settlement (including prepayment) on account of the Credit in accordance with the provisions set forth in clause 4.4 below.

     3.6

               3.6.1 The Borrower undertakes that: In the event that the ratio between the market value of the Pledged Shares and the unsettled balance of the Credit falls below 0.9 (even where the ratio increases subsequently), or where the Borrower has pledged additional shares in Partner in favor of Bank Mizrahi in accordance with clause 3.6 of the Bank Mizrahi's Financing Agreement and subject to the provisions of this Agreement, whichever is earlier, the Borrower will give immediate notice thereof to the Bank, will promptly pledge in favor of the Bank, by means of a first fixed charge, additional Partner shares out of the Free Shares, but not more than 60% of the Free Shares (unless Bank Mizrahi's approval for a greater portion is obtained), being free and clear (hereinafter, in this sub-clause: The "ADDITIONAL PLEDGED SHARES (S/L)"). The number of the Additional Pledged Shares (S/L) will be equal to the product attained from dividing (a) The aggregate market value of the shares pledged in favor of the Bank on that date and the Additional Pledged Shares (S/L), by:
                         (b) The unsettled balance of the Credit on that date, so that the outcome equals 1.1. The encumbrance of the Additional Pledged Shares (S/L) will be performed in a format similar to the pledge documents in respect of the Pledged Shares, together with an opinion and other related documents, including a blank share transfer deed, signed by the Borrower, as set forth in clause 6 below, all to the satisfaction of the Bank.

                         In this sub-clause the term "MARKET VALUE" means the average of closing prices of Partner's shares during the last 10 trading days on the Stock Exchange that preceded the relevant date of examination of the relevant quantity of shares, as the case may be.

                         Encumbrance of additional shares pursuant to this sub-clause, will first be performed out of the Free Shares that are not the Marked Shares.

               3.6.2 The Borrower undertakes that should it encumber additional Partner shares in favor of Bank Mizrahi as set forth in clause 3.3.6, the Borrower will give notice thereof in writing to the Bank and will pledge such shares in favor of the Bank to secure the Credit by means of a second fixed charge, being free and clear apart, from any such pledge to Bank Mizrahi. The encumbrance of the shares will be performed in accordance with pledge documents in a format similar to the second fixed charge documents in respect of the shares pledged in favor of Bank Mizrahi, together with an opinion and other related documents, as set forth in clause 7 below, all to the satisfaction of the Bank. In the event of the occurrence of a Revoking Event, the said pledge will become a first fixed charge, and the Borrower will attend to transferring to the Bank, from Bank Mizrahi, share certificates and blank share transfer deeds, in connection with the pledge of the said shares, if any are deposited with Bank Mizrahi.

     3.7 The Borrower undertakes that all payments and dividends in respect of the Pledged Shares, the shares pledged in favor of Bank Mizrahi, the shares to be pledged in accordance with the Credit Agreement, including pursuant to clause 3.6, the Free Shares, the shares pledged in favor of the Noteholders (so long as no Event of Default has occurred pursuant to the Notes Documents and in respect of the relevant Note series wherein the Event of Default occurred) and the shares pledged in favor of the Seller, will be transferred in accordance with the provisions of clause 6.2 (so long as the Event of Default pursuant to the Seller's Finance Documents has not occurred). The Borrower further undertakes to update, where necessary, the irrevocable instructions attached as appendixes to clause 6.2 so that they apply at any time with respect to additional shares to be pledged in accordance with the Credit Agreement, including pursuant to clause 3.6 in favor of the Bank and additional shares which will be incorporated after the Closing Date and will be deemed as part of the shares pledged in favor of Bank Mizrahi, the Free Shares, the shares pledged in favor of the Noteholders and the shares pledged in favor of the Seller. Furthermore, the Borrower undertakes to amend the relevant pledge documents which are attached hereto as Appendix 6, respectively.

     3.8 On the occurrence of a Revoking Event, the Borrower undertakes to act as follows:

               3.8.1 To encumber in favor of the Bank, by a first fixed charge, and by means of a first assignment by way of encumbrance, unlimited in amount, as security for the Credit, 40% of all the Borrower's rights VIS-A-VIS Partner to receive dividend in respect of the Free Shares, being clear and free, in addition to the encumbrance as set forth in clause 6.1.40 below.

                         The aforesaid encumbrance of the rights will be performed in accordance with encumbrance documents in a format similar to the encumbrance documents set forth in clause 6.1.4 below, together with an opinion and other related documents, as set forth in clause 6 below, all to the satisfaction of the Bank.

               3.8.2 100% of all dividends and payments made and/or granted for all the Borrower's shares in Partner will be transferred directly to the Borrower's account at the Bank while dividends and payments in respect of the shares pledged in favor of the Noteholders will be paid so long as no Event of Default has occurred in accordance with the Notes Documents (and with respect to the relevant Note Series in which the Event of Default occurred) while dividends and installments in respect of the shares pledged in favor of the Seller will be paid so long as no Event of Default has occurred pursuant to the Seller's Finance Documents

     3.9 The Borrower undertakes that no revision and/or amendment and/or cancellation will take place of any of the provisions of the Bank Mizrahi's Financing Agreement and the documents prepared by virtue thereof, the Notes Documents and the Seller's Finance Documents, to the extent that they are likely to have a material adverse effect on the Bank's rights, either directly or indirectly, and will further report to the Bank of any revision introduced to the said documents, immediately upon the introduction thereof.

     3.10 The Borrower undertakes not to agree that any other person should limit its capability or discretion as to the amendment of the Credit Agreement, apart from: (1) Restrictions existing under the Credit Agreement; (2) limitation in favor of the Seller made within the framework of the Seller's Finance Documents provided that such limitation will restrict the Borrower's discretion as to whether such revision shall have a material adverse effect on the Seller's rights, either directly or indirectly; and (3) A restriction in favor of Bank Mizrahi made within the framework of the Bank Mizrahi's Financing Agreement, provided that such restriction shall limit the Borrower's discretion as to whether such revisions shall have a material adverse effect on Bank Mizrahi's rights, either directly or indirectly.

     3.11 The Borrower undertakes to conduct, at the Bank's demand from time to time (but not more than once every calendar year), a valuation of Partner, which shall be conducted by an independent appraiser whose identity will be designated by the Bank. The cost of the valuation will be paid by the Borrower.

     3.12 The Pledged Shares, the shares pledged in favor of Bank Mizrahi, the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6, in favor of the Bank and the Free Shares, will at all times be listed for trading on the Stock Exchange. Furthermore, these shares, apart from the Free Shares which constitute 6.65% of Partner's issued and paid up capital (with full dilution, without taking account of treasury shares, hereinafter: the "MARKED SHARES") will not constitute a part of the minimum holdings of "founder shareholders or their alternates" or part of the minimum holdings of "Israeli entities", as prescribed in section 22A of the General License to Partner Communication Ltd. for the provision of cellular phone radio services employing the cellular method or any other section coming IN LIEU THEREOF.

     3.13 The Borrower undertakes not to perform on its own initiative, early redemption and/or prepayment of Notes issued by it and of any other credit taken by it (apart from settlements in accordance with clause 4.1.4 of the Bank Mizrahi's Financing Agreement) and/or not to perform self acquisitions of Notes issued by it and/or of any other credit taken by it.

     3.14 The Borrower undertakes that it will not pay, either directly or indirectly, in any manner or form whatsoever, to the Stakeholders in the Borrower, and/or to a company controlled by the Stakeholders in the Borrower, or controlled by any of them and/or to relatives of the Stakeholders in the Borrower, or to any of them and/or to anyone acting on their behalf, any amount whatsoever, including dividends, distribution, repayment of owners' loans, remuneration, expenses, management fee, consultation fee, participation fee and/or commissions, or any amount payable and/or to be payable to them on any other ground, either in money or in money equivalent, apart from, so long as no Event of Default has occurred, a distribution of dividend in an aggregate amount of up to NIS 50 M per calendar year and in the event that the unsettled balance of the Credit has decreased by at least 60% compared with the Credit amount on the Closing Date, up to NIS 100 M per calendar year as well as payments of remuneration, expenses and management fee in accordance with the terms of the agreements existing on the date of the Credit Agreement, all up to the settlement of the Credit Facilities in full, finally and absolutely.

     3.15 The Borrower will neither undertake nor agree to the undertaking of any measure which shall adversely affect the Borrower's rights in the Pledged Shares, in the shares pledged in favor of Bank Mizrahi and in the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause
               3.6 and/or adversely effect the Bank's rights as a pledgee of the Pledged Shares, the shares pledged in favor of Bank Mizrahi and the shares to be pledged in accordance with the Credit Agreement, including pursuant to clause 3.6 and the Bank's rights in accordance with this Agreement.

     3.16 The Borrower hereby undertakes that no cancellation and/or revision whatsoever will take place in the provisions prescribed in its documents of incorporation which are attached hereto as Appendix 2.9 liable to have a material adverse effect on the Bank's rights in accordance with the Credit Agreement, other than with the Bank's prior written approval.

     3.17 The Borrower will grant no exemption, insurance, indemnity undertaking or indemnification pursuant to an indemnify authorization, to the officers in the Borrower, apart from the purchase of officeholders' liability insurance and apart from granting indemnity to officers, all in accordance with the agreements existing on the date of the Credit Agreement.

     3.18 The Borrower undertakes to comply with the terms and the requirements prescribed in the Permits and the Approvals granted and to be granted to it in connection with the Credit Agreement and the Sale Agreement, to uphold at all times all the requirements and terms applicable to it which are prescribed in the licenses granted to Partner and to corporations under its control and to exercise its controlling power in Partner so that Partner and the corporations under its control will at all times fulfill all the requirements and the terms with respect to Partner and its corporations, as the case may be.

     3.19 The Borrower undertakes to meet the financial covenants as provided in clause 9.9 of this Agreement.

     3.20 The Borrower undertakes to exercise its power as the controlling shareholder in Partner, so that Partner shall not pay, either directly or indirectly, in any manner or form whatsoever, to the Stakeholders in the Borrower, and/or to a company controlled by the Stakeholders in the Borrower, or controlled by any of them and/or to relatives of the Stakeholders in the Borrower, or to any of them and/or to anyone acting on their behalf, any amount whatsoever, and will not allow them to withdraw repayment of owners' loans, remuneration, expenses, management fee, consultation fee, participation fee and/or commissions, or any amount payable and/or to be payable to them on any other ground, either in money or in money equivalent, apart from, so long as no Event of Default has occurred, payments to directors and officers as is customary in public companies of a similar scale, all up to the settlement of the Credit Facilities in full, in a final and absolute manner

     3.21 None of the shares in Partner which shall be in the Borrower's possession from time to time, will be a treasury share, and they will confer on their holders all the rights arising therefrom.

     3.22 Up to the date of the full and final settlement of the Credit and so long as the Bank's prior written approval for acting otherwise is not obtained, no merger or spin-off or sale or purchase of a substantial asset will be carried out, as per the definition of these terms in clause 1 above.

     3.23 Without limitation to the provisions of this Agreement, up to the date of the full and final settlement of the Credit and so long as the Bank's prior written approval for acting otherwise is not obtained, the Borrower will have a direct holding over some 37% (with full dilution, not taking account of treasury shares) of the issued and paid up share capital and of all the means of control in Partner and will control it while Mr. Ilan Ben Dov will control the Borrower, directly or indirectly.

     3.24 The Borrower undertakes not to initiate resolutions at the general meeting at Partner on one of the issues set forth in clause 9.14 below and that if any of the said issues is brought before the general meeting at Partner, the Borrower will vote against the resolution on this issue. The Borrower agrees in advance that the Bank will be entitled to apply to the competent instance so as to receive any relief, including a mandatory injunction in order to enforce this undertaking on the part of the Borrower and the Borrower undertakes not to object to any such relief.

     3.25 Without limitation to the provisions of the Credit Agreement, the Borrower undertakes not to create any debt of its own vis-a-vis Partner which is offsettable or subject to a lien vis-a-vis or in respect of its rights by virtue of shares in Partner, as shall be in its possession from time to time.

     3.26 The Borrower undertakes to act, as of the Closing Date, as a controlling shareholder in Partner, so that an approval from the Minister of Communications is obtained promptly for the registration of the Pledged Shares and additional shares to be pledged in favor of the Bank in accordance with the Credit Agreement, including pursuant to clause 3.6, in the name of Bank Leumi Le Israel Trust Co. Ltd. or in the name of any other trustee, at the Bank's option, and so as to enter into all arrangements customary at the Bank in connection with the holding of shares in trust as aforesaid. The Borrower undertakes to sign, immediately upon obtaining the approval, if granted, all documents required to this end, including any amendment to pledge agreements, amendment to irrevocable instructions and a trust agreement. In any event, if and to the extent that other Pledged Shares in Partner are registered in the name of a trustee in favor of the Seller and/or the Noteholders or deposited in a securities deposit in the name of a trustee as aforesaid, then the registration of the Pledged Shares and the additional shares in the name of Bank Leumi Le Israel Trust Co. Ltd. or in the name of any other trustee, as aforesaid, will take place not later than such date.

     3.27 All the terms and undertakings set forth in the Credit Agreement as well as the Security Interests set forth therein, will be in full force and effect so long as not all the amounts payable and to be payable to the Bank pursuant to the Credit Agreement have been settled, all subject to the contents of the other provisions of this Agreement.

4.   THE CREDIT AND THE TERMS THEREOF

     The Credit will be subject to the following terms:

     4.1 On the Closing Day, the total amount of the Credit will be provided as an NIS loan (unlinked) for a period of one month to three months, at the Borrower's option, bearing Prime interest.

     4.2 At the end of the term of this loan and at the end of the term of each subsequent loan, the Borrower will be entitled to take from the Bank from time to time, NIS loans (unlinked) for a period of one month to three months, at the Borrower's option, bearing Prime interest. Each loan will serve for settlement of the balance of the principal of the preceding loan less amounts settled on such date. The last loan provided as aforesaid will be for a period ending on May 31, 2011, and on such date the total unsettled balance of the Credit principal will be settled.

     4.3 Furthermore, the following provisions will apply to the said loans:

               4.3.1 As a condition for the provision of the loans, the Borrower will advise the bank in writing, 7 business days in advance, prior to the provision of each loan, of the term of the loan selected by it.

               4.3.2 As a condition for the provision of the loans, the Borrower will sign applications and loan documents as are customary at the Bank, and will declare that no Event of Default has occurred.

     4.4 All dividends payable by virtue of the Pledged Shares, the shares pledged in favor of Bank Mizrahi (in the event of the occurrence of an Event of Default), the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6 and the irrevocable instructions as set forth in clause 6.2, will serve in full, on any date on which they are received (hereinafter: the "DATE OF RECEIPT"), according to the following sequence:

               4.4.1 Settlement of interest and other payments that have fallen due up to (inclusive) the Date of Receipt, or up to (inclusive) 45 days after such date, in accordance with the provisions of the Credit Agreement. The amount to serve for settlement of interest and other payments up to (inclusive) 45 days after the Date of Receipt will be deposited in the Borrower's account in the Bank being clear and free, in a deposit encumbered by means of a first fixed charge, in favor of the Bank, as security for the Borrower's obligations under the Credit Agreement, up to the next due date, at which time the funds deposited in such deposit (including the accruals thereon), will serve for settlement on account of such repayment. The aforesaid deposit of the rights will be performed in accordance with encumbrance documents in a format similar to the encumbrance documents in connection with the Borrower's account at the Bank, together with other related documents, as set forth in clause 6 below, all to the satisfaction of the Bank. The said deposit will be subject to the terms customary at the Bank in respect of financial deposits of the same type and in the same currency, with similar amounts and for similar periods;

               4.4.2 Settlement of 60% (and after the occurrence of a Revoking Event, 100%) of the interest installments that have fallen due up to (inclusive) the Date of Receipt, to the Seller or up to (inclusive) 45 days after the Date of Receipt in accordance with the Seller's Finance Documents and to the Holders of Series 1 and Series A to D Notes issued by the Borrower, in accordance with the Notes Documents, so long as no Event of Default has occurred;

               4.4.3 The deposit of any amount in the Borrower's account at the Bank, being free and clear, in a deposit encumbered by means of a first fixed charge, in favor of the Bank, as security for the Borrower's obligations to the Bank under the Credit Agreement, so that at all times the amount in such deposit shall not fall below the total amount of NIS 30 M. The aforesaid deposit of the rights will be performed in accordance with encumbrance documents in a format similar to the encumbrance documents in connection with the Borrower's account at the Bank, together with other related documents, as set forth in clause 6 below, all to the satisfaction of the Bank. The said deposit will be subject to the terms customary at the Bank in respect of financial deposits of the same type and in the same currency, with similar amounts and for similar periods.

               4.4.4 The balance will serve for settlement (including prepayment) on account of the loans provided to the Borrower as aforesaid.

               The Bank's total share in the sale proceeds of the Free Shares as stated in clause 3.4 and the balance from the sale of Suny's Activity and/or Dynamic's Activity as provided in clause 3.5 will fully serve on any date on any date on which they are received for settlement (including prepayment) on account of the loans provided to the Borrower as aforesaid.

     4.5 Furthermore, the Borrower will pay interest on any date of termination of the relevant loan term (one month to three months), as well as on the date of the last payment on account of the Credit principal, in respect of the balance of the unsettled Credit principal, on any interest payment date, for the relevant loan term.

     4.6 It is hereby agreed that in the event that any due date does not fall on a business day, such date will be postponed to the immediately subsequent business day.

     4.7       The Credit will bear interest at the following rate:

               4.7.1 Any loan to be provided as aforesaid will bear interest at an annual rate equal to Prime interest plus a margin at a rate equal to 1.8%, or plus any other annual rate as set forth in the table below:

                                                                                       THE INCREMENT IN THE ANNUAL RATE TO THE
                                                          THE INCREMENT IN IN THE      PRIME IS 1.8% OR REVERTING TO 1.8%, IF
                                                       ANNUAL RATE TO THE PRIME WILL     ON THE EFFECTIVE DATE THE UNSETTLED
                                                        BE AS SET FORTH BELOW AS OF    BALANCE OF THE CREDIT PRINCIPAL IN NIS
                                IF ON THE EFFECTIVE          THE EFFECTIVE DATE          M, FALLS BELOW THE AMOUNT SET FORTH
                                 DATE THE UNSETTLED        (INCLUSIVE) UP TO THE        BELOW AS OF THE EFFECTIVE DATE UP TO
                                  BALANCE OF THE         SUBSEQUENT EFFECTIVE DATE      (INCLUSIVE) THE SUBSEQUENT EFFECTIVE
                                CREDIT PRINCIPAL IN    (EXCLUSIVE) OR UP TO THE DATE   DATE (EXCLUSIVE) OR UP TO THE DATE SET
               EFFECTIVE DATE   NIS M IS AS FOLLOWS:        STATED IN THE TABLE:                 FORTH IN THE TABLE:
               --------------   --------------------   -----------------------------   ---------------------------------------

                   31.3.2010    From 380                            4.5%                                  380
                                (inclusive) to
                                430 (exclusive)                       5%
                                Exceeding 430
                                (inclusive)

                   30.9.2010    From 280                              4%                                  280
                                (inclusive) to
                                330 (exclusive)
                                Exceeding 330                         5%
                                (inclusive)

                    1.1.2011    From 140                  3.5% (up to 31.3.2011)       140 (the  increment in the annual rate
                                (inclusive) to                                         to Prime is, or  reverts  to 1.8%, as
                                190 (exclusive)                                        the case may be,  up to 31.3.2011).
                                Exceeding 190             5% (up to 31.3.2011)
                                (inclusive)

                         Furthermore, if on March 31, 2011, the unsettled balance of the Credit principal falls below NIS 90 M, the increment in annual rate to Prime will be 1.6% and where it exceeds NIS 90 M (inclusive), the increment in the annual rate to Prime will be 1.8%, all up to the date of the settlement in full of the Credit.

               4.7.2 Notwithstanding that stated in clause 4.7.1, if and to the extent that the Credit or any part thereof is classified as Credit under special supervision or as credit which does not generate income or as a doubtful debt or as a debt that was reorganized or as a debt that it was resolved to reorganize or as a debt temporarily in arrears or any other problematic debt (as such terms are defined in the provisions of the law) (each of these events, hereinafter: "SPECIAL CLASSIFICATION"), then, the Bank will be entitled, at its exclusive discretion, to collect additional interest at a rate exceeding 1% (one percent) up to 3% (three percent) as the case may be, and in accordance with the Bank's exclusive discretion, over the interest rate prescribed in clause 4.7.1 of this Agreement.

     4.8 On the occurrence of an Event of Default, the following provisions shall apply:

               4.8.1 In the course of the Rectification Period, if any, the Bank will be entitled, at its sole discretion, to collect additional interest at a rate exceeding by 1.5% (one and a half percent) the interest rate prescribed in clause 4.7.1. of this Agreement ("RISK INTEREST").

               4.8.2 As of the date on which the Bank became entitled to declare the Credit immediately due and payable and so long as the breach has not been rectified (provided it has been rectified prior to declaring the Credit immediately due and payable), including in the event that a waiver is given by the Bank in respect of the Event of Default, the Bank will be entitled, at its exclusive discretion, to collect arrears interest at a rate exceeding by 3% (three percent) the interest rate in respect of the Credit prescribed in clause 4.7.1 of this Agreement (hereinafter: the "ARREARS INTEREST"), irrespective of whether or not the Bank has declared the Credit immediately due and payable.

               4.8.3 The foregoing in clause 4.8.1 above will not apply to an Event of Default in accordance with the provisions of clause 9.1 of this Agreement, in respect of which the provisions of clause 4.8.2 above will apply as of the date on which the Event of Default occurred, in connection with the amount in arrears, including the total amount which was declared due and payable in accordance with the provisions of the Credit Agreement, if declared.

               4.8.4 To remove any doubts, in the event that the Credit is declared immediately due and payable in accordance with the provisions of the Credit Agreement, arrears interest will be paid to the Bank up to the date of the full and final settlement of the unsettled balance of the Credit. The Bank will give notice to the Borrower, in writing, of the increase in the interest pursuant to this clause 4.8, immediately after the date of the increase in the interest as aforesaid.

     4.9 If after the provision of the Credit to the Borrower, the Bank incurs any additional cost or damage in connection therewith, which did not exist on the date of the provision thereof, due to:
               (a) Various restrictions arising from the provisions of the law applicable and/or to be applicable to all commercial banks in Israel in respect of customers and credits of the same type and scale, or (b) in consequence of the breach of reporting duties on the part of the Borrower or breach of any other duties incumbent on the Borrower and where due to the breach thereof an additional cost is levied in accordance with the provisions of the law, the Borrower will pay to the Bank additional amounts to the extent required for such additional cost or damage. The Borrower will be entitled to prepay Credits due to which it was charged additional costs as aforesaid in this clause.

     4.10 To remove any doubts, Credit that is settled will not be re-provided.

5.   PREPAYMENT

     5.1 The Borrower will be entitled to prepay, in whole or in part, at any time, the unsettled balance of the Credit, by giving a prior written notice of seven business days (without payment of a prepayment charge);

     5.2 A notice of prepayment will be deemed to be irrevocable in respect of the total amount stated therein.

     5.3 To remove any doubts, no amount of the Credit provided as set forth in clause 4 above which is settled by means of prepayment will be re-provided.

6.   SECURITY INTERESTS

     The pledges, securities and liabilities set forth in clause 6 will serve as security for the full and exact settlement of the Credit (hereinafter: the "PLEDGES AND SECURITIES"). The Pledges and Securities will be created, by or on the Closing Day, as set forth in this Agreement, and, at any rate, as a condition for the provision of the Credit pursuant to this Agreement, and the Borrower hereby undertakes to furnish any approval and/or consent, including an attorney's opinion, addressing, INTER ALIA, the validity of this Agreement and the obligations hereunder, as well as to the validity of the Pledges and Securities and their enforceability, and all through documents in the formats attached hereto as APPENDIX 6. All the foregoing will take place under such conditions as are required by the Bank, in order to secure, to the Bank's satisfaction, the ownership of the Borrower in the Pledged Shares, and their validity and level of priority as set forth in the provisions of the Credit Agreement of the Pledges and Securities, being duly registered as well as their enforceability in accordance with the provisions of the Credit Agreement. The Pledges and the Securities will be issued in respect of the assets and rights set forth in this clause 6, being free and clear, unless otherwise expressly stated in this Agreement.

     The Borrower undertakes to do everything required so as to register the Pledges and Securities in the respective registers, including the Registrar of Companies, within two business days from the Closing Day.

     THE PLEDGES AND SECURITIES ARE AS FOLLOWS:

     6.1 As security for the full and exact settlement of the Credit, the following securities will be provided:

               6.1.1 First pledge and assignment by way of a lien, unlimited in amount, in respect of all the Borrower's present or future rights in the Borrower's account at the Bank, including the funds, the deposits, the securities and the rights that will be in the account and all accruals on credit balances in the account as they shall be from time to time, if there are any such accruals.

                         The Borrower hereby gives irrevocable instructions to the Bank to charge the Borrower's account at the Bank with any amount as may be required for fulfillment of all its obligations under the Credit Agreement, in a timely fashion, for the purpose of the settlement of the Credit.

               6.1.2 A first fixed charge, and first assignment by way of encumbrance, unlimited in amount, of the Pledged Shares, their accruals, their proceeds and all the rights vested and to be vested in respect and/or by virtue thereof, including the rights, the options, the funds and the assets owing or to be issued IN LIEU OF the Pledged Shares or in respect or by virtue thereof, including bonus shares, preference rights, rights to securities of any nature whatsoever in any corporation incorporated or otherwise, as well as all dividends in money or in kind, to be granted and/or made payable in respect thereof, all the Borrower's present or future rights, arising from such shares as the law and/or Partner's documents of incorporation and/or any other agreement whatsoever confer on their holder.

               6.1.3 A second fixed charge, and second assignment by way of encumbrance, unlimited in amount, of the shares pledged in favor of Bank Mizrahi, their accruals, their proceeds and all the rights vested and to be vested in respect and/or by virtue thereof, including the rights, the options, the funds and the assets owing or to be issued IN LIEU OF the shares pledged in favor of Bank Mizrahi or in respect or by virtue thereof, including bonus shares, preference rights, rights to securities of any nature whatsoever in any corporation incorporated or otherwise, as well as all dividends in money or in kind, to be granted and/or made payable in respect thereof.

                         The Bank will not be entitled to realize the said encumbrance, so long as Bank Mizrahi has not confirmed that the Credit provided by it pursuant to Bank Mizrahi's Financing Agreement has been settled in full (hereinafter: "REVOKING EVENT").

                         Notwithstanding the foregoing, in the event of realization of the first charge on the assets set forth in this sub-clause in favor of Bank Mizrahi (in whole or in part), the Bank will also be entitled to immediately realize the encumbrance registered in its favor as aforesaid, without derogating from the provisions of clause 11.

                         Upon the occurrence of a Revoking Event, the said encumbrance will become a first fixed charge.

               6.1.4 A first fixed charge and first assignment by way of encumbrance, unlimited in amount, of 60% of all the Borrower's rights vis-a-vis Partner, to receive dividends for the Free Shares.

               6.1.5 A first fixed charge and first assignment by way of encumbrance, unlimited in amount, of 60% of all the rights and amounts owing to the Borrower pursuant to the Sale Agreement, and in accordance with the Contracts Law (Remedies for Breach of Contract), 5731-1970.

               6.1.6 A first fixed charge and first assignment by way of encumbrance, unlimited in amount, of 60% of all the rights and amounts owing to the Borrower pursuant to the shareholders agreements, and in accordance with the Contracts Law (Remedies for Breach of Contract), 5731-1970.

               6.1.7 Without derogating from the provisions of the Credit Agreement, a first fixed charge and first assignment by way of encumbrance, unlimited in amount, of 60% of the Borrower's rights to repayment of the owners' loans provided (if any) and/or to be provided (if any) by the Borrower to Partner, as well as 60% of the Borrower's rights to receive amounts pursuant to the capital notes issued (if issued) and/or to be issued (if any) by Partner to the Borrower.

     6.2.

               6.2.1 Share certificates in respect of the Pledged Shares will be transferred to the name of the Nominee Company and the Pledged Shares will be deposited in the Borrower's account at the Bank, all by the Closing Day. To this end, the Borrower and the Nominee Company will sign a share transfer deed in the format attached hereto as APPENDIX 6.2.1. Furthermore, the share certificates in respect of additional Partner shares to be encumbered in favor of the Bank after the Closing Day as set forth in this Agreement, including pursuant to clause 3.6, will be transferred concurrently with the encumbrance of the additional pledged shares as aforesaid to the name of the Nominee Company and such additional pledged shares will be deposited in the Borrower's account at the Bank or in the event that such shares are Marked Shares, the shares will be in the Borrower's name and the share certificates in respect thereof will be deposited in the Borrower's account at the Bank. Upon the occurrence of a Revoking Event as defined in the Bank Mizrahi's Financing Agreement, the Pledged Shares and additional shares to be pledged in favor of the Bank as aforesaid, or share certificates in respect thereof (as the case may be) will be deposited in the Borrower's account at Bank Mizrahi.

               6.2.2 Share certificates in respect of the shares pledged in favor of Bank Mizrahi will be transferred to the name of the Nominee Company and the said shares will be deposited in the Borrower's account at Bank Mizrahi, all by the Closing Day. To this end, the Borrower and the Nominee Company will sign a share transfer deed in the format attached hereto as APPENDIX 6.2.2. Furthermore, the share certificates in respect of additional Partner shares to be encumbered in favor of Bank Mizrahi after the Closing Day, will be transferred concurrently with the encumbrance of the additional pledged shares as aforesaid to the name of the Nominee Company and such additional pledged shares will be deposited in the Borrower's account at Bank Mizrahi or in the event that such shares are Marked Shares, the shares will be in the Borrower's name and the share certificates in respect thereof will be deposited in the Borrower's account at Bank Mizrahi. Upon the occurrence of a Revoking Event, the shares pledged in favor of Bank Mizrahi and additional shares to be pledged in favor of Bank Mizrahi as aforesaid, or share certificates in respect thereof (as the case may be) will be deposited in the Borrower's account at the Bank.

               6.2.3 The shares pledged in favor of the Noteholders will be in the name of the Borrower and the share certificates in respect thereof will be deposited with the Trustee for the Notes, all by the Closing Day. Furthermore, additional Partner shares to be encumbered in favor of the Noteholders after the Closing Day as set forth in clause 3.3.4 of this Agreement, will be in the Borrower's name and the share certificates in respect thereof will be deposited immediately after their encumbrance by the Trustee for the Notes.

               6.2.4 The shares pledged in favor of the Seller will be in the name of the Borrower and the share certificates in respect thereof will be deposited with the Trustee for the Seller, by the Closing Day, and if and where the approval of the Minister of Communications is given in this context, the shares pledged in favor of the Seller will be in the name of the Seller's Security Trustee. Furthermore, additional Partner shares to be encumbered in favor of the Seller after the Closing Day as set forth in clause 3.3.5 of this Agreement and pursuant to its provisions, will be in the name of the Borrower and the share certificates in respect thereof will be deposited immediately after their encumbrance with the Trustee for the Seller, and if and where the approval of the Minister of Communications is given in this context, the shares pledged in favor of the Seller will be in the name of the Seller's Security Trustee.

               6.2.5 The share certificates in respect of 60% of the Free Shares, apart from the Marked Shares, will be transferred to the name of the Nominee Company and the said shares will be deposited in the Borrower's account at the Bank, all by the Closing Day. To this end, the Borrower and the Nominee Company will sign a share transfer deed in the format attached hereto as APPENDIX 6.2.5.A. Furthermore, the share certificates in respect of 60% of Partner's shares included in the definition of "Free Shares" after the Closing Day, apart from the Marked Shares, will be transferred concurrently with their inclusion as aforesaid to the name of he Nominee Company and the additional Free Shares as aforesaid will be deposited in the Borrower's account at the Bank.

                         It is agreed that the said Free Shares, apart from the dividend rights in respect of such shares, will be excluded from the lien on the Borrower's account at the Bank in favor of the Bank, and the Borrower will be entitled to act as an owner with respect to these shares, all in accordance with the provisions of the Credit Agreement. Such exclusion will terminate on the date on which the Borrower is to encumber the said Free Shares in favor of the Bank, in accordance with the provisions of the Credit Agreement (in whole or in part), in respect of such shares that the Borrower is to encumber.

                         After the occurrence of a Revoking Event as defined in the Bank Mizrahi's Financing Agreement, the Free Shares which are deposited at that time in the bank account, will be deposited in the Borrower's account at Bank Mizrahi.

                         Share certificates in respect of 60% of the Marked Shares, will be transferred to the name of the Borrower and will be deposited in the Bank, all by the Closing Day. To this end, a share transfer deed in the format attached hereto as APPENDIX 6.2.5.B. will be signed. Furthermore, the share certificates in respect of 60% of the Marked Shares which are included in the definition of "Free Shares" after the Closing Day, will be in the name of the Borrower and the share certificates in respect thereof will be deposited in the Bank.

                         After the occurrence of a Revoking Event as defined in the Bank Mizrahi's Financing Agreement, the share certificates in respect of the said Marked Shares will be deposited in Bank Mizrahi.

               6.2.6 Share certificates in respect of 40% of the Free Shares, apart from the Marked Shares, will be transferred to the name of the Nominee Company and the said shares will be deposited in the Borrower's account at Bank Mizrahi, all by the Closing Day. Furthermore, the share certificates in respect of 40% of Partner's shares included in the definition of "Free Shares" after the Closing Day, apart from the Marked Shares, will be transferred concurrently with their inclusion as aforesaid to the name of he Nominee Company and the additional Free Shares as aforesaid will be deposited in the Borrower's account at Bank Mizrahi.

                         It is agreed that the said Free Shares, apart from the dividend rights and other payments in respect of such shares, will be excluded from the lien in favor of Bank Mizrahi on the Borrower's account at Bank Mizrahi and the Borrower will be entitled to act as an owner with respect to such shares, all subject to the provisions of Bank Mizrahi's Financing Agreement. Such exclusion will terminate on the date on which the Borrower is to encumber the said Free Shares in favor of Bank Mizrahi, in accordance with the provisions of Bank Mizrahi's Financing Agreement (in whole or in part), in respect of such shares as the Borrower has to encumber.

                         After the occurrence of a Revoking Event, the Free Shares which are deposited at that time in the Borrower's account at Bank Mizrahi, will be deposited in the Borrower's account at the Bank.

                         The share certificates in respect of 40% of the Marked Shares, will be transferred to the name of the Borrower and will be deposited in Bank Mizrahi, all by the Closing Day. Furthermore, the share certificates in respect of 40% of the Marked Shares which are included in the definition of "Free Shares" after the Closing Day, will be in the name of the Borrower and the share certificates in respect thereof will be deposited in Bank Mizrahi.

                         After the occurrence of a Revoking Event, the share certificates in respect of the said Marked Shares will be deposited in the Bank.

               6.2.7 All dividends and payments, shares and rights paid and/or granted in respect of the Pledged Shares will be transferred to the Borrower's account at the Bank. For the purpose of implementing the foregoing, the Borrower will sign, by the Closing Date, irrevocable instructions to the Nominee Company in the format attached as APPENDIX 6.2.7 hereto which will be approved by it. Upon the occurrence of a Revoking Event as defined in Bank Mizrahi's Financing Agreement, all dividends and payments, shares and rights paid and/or granted in respect of the said shares will be transferred to the Borrower's account at Bank Mizrahi and the Borrower undertakes to give revised irrevocable instructions to the Nominee Company, respectively, which will be approved by it.

               6.2.8 All dividends and payments, shares and rights paid and/or granted in respect of the Pledged Shares in favor of Bank Mizrahi, will be transferred to the Borrower's account at Bank Mizrahi. For the purpose of implementing the foregoing, the Borrower will sign, by the Closing Date, irrevocable instructions to the Nominee Company in the format attached as APPENDIX
                         6.2.8 hereto which will be approved by it. Upon the occurrence of a Revoking Event, all dividends and payments, shares and rights paid and/or granted in respect of the said shares will be transferred to the Borrower's account at the Bank and the Borrower undertakes to give revised irrevocable instructions to the Nominee Company, respectively, which will be approved by it.

               6.2.9 60% of all dividends and payments, paid and/or granted in respect of the Free Shares, the shares pledged in favor of the Noteholders and the shares pledged in favor of the Seller, will be transferred directly to the Borrower's account at the Bank. To this end, the Borrower will sign, by the Closing Date, irrevocable instructions to Partner or to the Nominee Company, as the case may be, in the format attached as APPENDIX 6.2.9.A. hereto which will be approved by them.

                         If and when the approval of the Minister of Communications is given for the shares pledged in favor of the Seller being in the name of the Seller's Security Trustee, then the Borrower will procure that concurrently with the transfer of the shares to the name of the Seller's Security Trustee as aforesaid, the Seller's Security Trustee will give instructions to Partner, to transfer all such dividends and payments in accordance with the Borrower's instructions to Partner and the Borrower will give irrevocable instructions to Partner to transfer such dividends and payments to the Borrower's account at the Bank, and all in the formats attached hereto as APPENDIX 6.2.9.B which will be approved by it.

                         Upon the occurrence of a Revoking Event as defined in Bank Mizrahi's Financing Agreement, all such dividends and payments will be transferred to the Borrower's account at Bank Mizrahi and the Borrower undertakes to give revised irrevocable instructions to Partner or to the Nominee Company, as the case may be, respectively, which will be approved by them or to procure the revision of instructions given to Partner whose revision shall be approved by it, as the case may be.

               6.2.10 40% of all dividends and payments, paid and/or granted in respect of the Free Shares, the shares pledged in favor of the Noteholders and the shares pledged in favor of the Seller, will be transferred directly to the Borrower's account at Bank Mizrahi.

                         Upon the occurrence of a Revoking Event, all such dividends and payments will be transferred to the Borrower's account at the Bank and the Borrower undertakes to give revised irrevocable instructions to Partner or to the Nominee Company, as the case may be, respectively, which will be approved by them or to procure the revision of instructions given to Partner whose revision shall be approved by it, as the case may be.

               6.2.11 The financial income transferred to the Borrower's account at the Bank as aforesaid will be subject to the provisions prescribed in clause 4.4 above.

7.   CHARGES AND EXPENSES

     7.1 The Borrower will pay to the Bank the charges set forth below, in addition to other customary charges that are usual at the Bank.

               The charges are as follows:

                        CHARGE                 AMOUNT / RATE             DUE DATE                       NOTES
               -------------------------    --------------------    --------------------    -----------------------------

               Transaction charge           0.5%  of the  Credit    One fifth of the        One fifth of the charge to
                                            amount, irrespective    charge on the           be paid on the date of the
                                            of whether or not       execution day of        execution of this Agreement
                                            actually provided       this Agreement and      will not be refunded to the
                                                                    the balance on the      Borrower in the event that
                                                                    Closing Day.            no closing takes place in
                                                                                            accordance with this
                                                                                            Agreement.

               Charge for undertaking       1.5% per annum          The charge will be      The charge will be
               to provide the Credit if                             paid one month in       calculated on the basis of
               the Closing Date occurs                              advance.                the actual number of days
               after November 30, 2009.                                                     that pass between the date
                                                                                            of the execution of this
                                                                                            Agreement and the Closing Day.

               Legal expenses               Up to NIS 370,000       Will be paid on an      Will be paid to the Bank's
                                            (not including          ongoing basis           attorney directly, even if
                                            VAT), for legal         pursuant to             the Credit is not actually
                                            services to be          invoices to be sent     provided, as specified in
                                            provided up to the      and in any event        the letter to the Bank dated
                                            Closing Date. For       will be paid in         September 21, 2009. Further,
                                            legal services to       full on the Closing     the Bank attorney's fee will
                                            be provided after       Date.                   be paid for his handling in
                                            the Closing Date -                              respect of everything
                                            as stated in the                                connected to and arising
                                            Notes column.                                   from this Credit Agreement
                                                                                            after the provision of the
                                                                                            Credit and up to its final
                                                                                            settlement, revision and
                                                                                            consultation in respect
                                                                                            thereof, on the basis of the
                                                                                            work hours actually invested
                                                                                            and on the basis of the
                                                                                            tariffs specified in the
                                                                                            letter to the Bank dated
                                                                                            September 21, 2009.

     7.2 Additional charges will be collected in the event of revisions in the Credit Agreement, after the execution thereof, if there are any from time to time, and in such amount as shall be agreed between the Bank and the Borrower. Further, the Borrower will pay to the Bank from time to time, additional charges, as is customary at the Bank in accordance with the tariffs to be concluded with the Borrower for ordinary business activity.

     7.3 By signing this Agreement, the Borrower hereby instructs the Bank, by means of irrevocable instructions, to debit, whenever it has to pay any charge, the Borrower's account at the Bank with the amount of such charge, as the case may be.

8.   REPORTS

     In this clause, the term "FINANCIAL STATEMENTS" shall have the meaning as follows:

     The financial statements consisting of, INTER ALIA, a balance sheet, statement of operations, statement of cash flows and any other statement as may be required by the competent authorities, being prepared in accordance with generally accepted accounting principles, and audited by one of the accounting firms belonging to the four leading accounting firms in Israel (Big Four).

     The Borrower undertakes to comply with the requirements prescribed under any law for preparation and submission of financial statements in full and in a timely fashion and it further undertakes to meet the timeframes prescribed in the directives of the Bank of Israel which are binding on the Bank. Without derogating from the generality of the foregoing, the Borrower undertakes to submit to the Bank the following reports in writing:

     8.1       PERIODIC REPORTS

               8.1.1 Annual financial statements of the Borrower and of Partner on a consolidated and non-consolidated basis (separately, including notes), as at December 31 of the preceding year, immediately upon the execution thereof, and not later than March 31 of every year.

               8.1.2 Quarterly financial statements of the Borrower and of Partner on a consolidated and non-consolidated basis (separately, including notes), immediately upon the execution thereof, and not later than two months from the end of each quarter.

               8.1.3 At the Bank's demand from time to time, a forecast will be submitted and presented as to the Borrower's anticipated cash flows as well as additional information, where required, relating to the Borrower's solvency.

     8.2       IMMEDIATE REPORTS

               8.2.1 Without derogating from the provisions of this Agreement, a report of the dividends distributed by the Borrower and Partner, immediately after their declaration and a report on the issue of shares at Partner.

               8.2.2 Without derogating from the provisions of this Agreement, a written report of any general meeting of the Borrower about to be held, not later than seven days prior to the date designated therefor, giving a full account of the issues on the agenda, and if there is a proposal on the agenda at the general meeting to adopt a resolution as to a change in the documents of incorporation, merger or spin-off, a sale transaction or acquisition of a substantial asset, approval of activities and transactions with officers or a controlling shareholder or with corporations which are stakeholders therein, distribution, distribution undertaking, changes in the structure of incorporation and/or changes in the essence of the Borrower's activities - also furnishing to the Bank the form of the proposed resolution not later than seven days prior to the holding of the meeting. Immediately after the holding of each general meeting of the Borrower, to submit to the Bank the minutes of the meeting, consisting of all the resolutions adopted therein.

               8.2.3 Without derogating from the provisions of this Agreement, a written report of any general meeting of Partner about to be held, not later than seven days prior to the date designated therefor, giving full account of the issues on the agenda, and if there is a proposal on the agenda at the general meeting to adopt a resolution as to a change in the documents of incorporation, merger or spin-off, a sale transaction or acquisition of a substantial asset, approval of activities and transactions with officers or a controlling shareholder or with corporations which are stakeholders therein, or changes in the capital including an increase in the registered share capital or a decrease in capital, distribution, distribution undertaking, changes in the structure of incorporation and/or changes in the essence of Partner's activities - also furnishing to the Bank the form of the proposed resolution not later than seven days prior to the holding of the meeting. Immediately after the holding of each general meeting of Partner, to submit to the Bank the minutes of the meeting, consisting of all the resolutions adopted therein.

               8.2.4 The Borrower will submit to the Bank a copy of each approval, notice, report or any other document which the Borrower is obliged to submit to the Registrar of Companies and/or to any other authority pursuant to any law, in Israel or overseas, or which it received from them, immediately after the submission thereof to the Registrar of Companies and/or any other authority pursuant to any law as aforesaid or receipt thereof from them, provided that the issues in question are material to the Borrower or that they are liable to have a material adverse effect on the Bank's rights in accordance with the Credit Agreement. With respect to issues liable to have any criminal implication whatsoever, all correspondence will be submitted to the Bank.

               8.2.5 The Borrower will submit to the Bank a copy of any confirmation, notice or report in accordance with the Sale Agreement and of any demand, claim or contention with respect to the Sale Agreement which the Borrower receives from the Seller or anyone acting on its behalf or which the Borrower submitted to the Seller or to anyone on its behalf, all immediately after the receipt of submission thereof, as the case may be.

               8.2.6 Subject to and in accordance with the provisions of any law, any additional information and additional documents required by the Bank in connection with the transactions and financial position, of either the Borrower and/or Partner, as the case may be, from time to time.

               8.2.7 In the event that the Notes issued by the Borrower have been rated, the Borrower will report of any reduction of the rating of the Notes, immediately after such rating reduction.

               8.2.8 In the event that a creditor of the Borrower and/or a trustee for such creditor gave notice that there is a ground for declaring immediately due and payable any credit provided by such creditor and/or that an Event of Default has occurred with respect to such credit, all immediately after receipt of such notice, together with a copy of such notice.

               8.2.9 The Borrower undertakes to report to the Bank, in writing, immediately upon learning of the occurrence of any Event of Default or of any change as set forth in clause 4.9.

9.   DECLARATION AS IMMEDIATELY DUE AND PAYABLE

     The Bank will be entitled to declare as immediately due and payable, the unsettled balance of the Credit, in whole or in part, on the occurrence of any one or more of the following events:

     9.1 If the Borrower fails to pay to the Bank any amount whatsoever pursuant to the Credit Agreement. The Borrower will be entitled to rectify such Event of Default within seven days from the date of the occurrence thereof.

     9.2 If the Borrower is in breach of any of its undertakings to the Bank, whether included in the Credit Agreement or included in any other document signed and/or to be signed on its part by virtue of the Credit Agreement, or should it turn out that any statement or confirmation issued by it is inaccurate, or if Partner should violate the irrevocable instructions set forth in clause 6.2 which are approved by it, the Borrower and Partner, as the case may be, will be entitled to rectify the Event of Default as aforesaid in respect of any undertaking or statement on their part within 20 days or within another period, if another period of rectification has been prescribed for the breach of the undertaking. Furthermore, in the event of a breach of any obligation whatsoever vis-a-vis the Bank pursuant to the Security Interests Documents, and the Event of Default has not been rectified within 20 days.

     9.3       If the Borrower has breached its obligation under clause 3.6.1.

     9.4 If one of the Security Interests and/or the other documents submitted to the Bank in accordance with clause 6 above, including the irrevocable instructions, is found to be invalid and/or unenforceable and/or where the contents thereof are not implemented and/or the Security Interests and/or the documents do not confer the level of encumbrance which they are purported to confer in accordance with this Agreement.

     9.5 If a resolution is adopted at the Borrower or at Partner, concerning a merger or spin-off and/or a resolution concerning the sale or purchase of a substantial asset, as per the definition of these terms in clause 1, without obtaining the Bank's prior written approval, and such resolution is not cancelled within seven days.

     9.6 If a resolution is passed at the Borrower or at Partner concerning voluntary liquidation without obtaining the Bank's prior written approval.

     9.7 If receivership proceedings are instituted against the Borrower or Partner, including where a permanent or temporary liquidator is appointed or a temporary or permanent receiver or if rehabilitation or settlement proceedings are instituted or a creditors' composition and/or stay of proceedings pursuant to sections 350 and/or 351 of the Companies Law or in accordance with any additional or other law IN LIEU THEREOF or if the Borrower's name or Partner's name are deleted or scheduled to be deleted from the records of the Registrar of Companies (in the event of any temporary proceeding). An Event of Default which is the appointment of a temporary liquidator or a temporary receiver or a special administrator or a trustee, all provided they took place EX PARTE, will be rectifiable within 45 days from the occurrence thereof.

     9.8       Attachments:

               9.8.1     If any attachment/s is/are imposed:

                         9.8.1.1 On any asset serving as security for the Bank, including the rights to dividends and the dividends in connection with Partner's shares, all as set forth in clause 6 of this Agreement;

                         9.8.1.2 On any other asset whatsoever of the Borrower, in connection with debts exceeding in aggregate NIS 100 M.

                         9.8.1.3 On any asset whatsoever of Partner, in connection with debts exceeding in aggregate NIS 350 M.

               9.8.2 If any attachment/s is/are imposed as aforesaid in clause 9.8.1 above, such Event of Default will be rectifiable within 30 days from the date of the occurrence thereof.

     9.9       FINANCIAL COVENANTS:

               If one or more of the financial covenants is/are not fulfilled.

               9.9.1 In this Agreement, "the "FINANCIAL COVENANTS" - each of the following, which will be examined by the Bank by the final settlement date of the Credit in full, in accordance with the quarterly and annual financial statements of the Borrower and of Partner (as the case may be), being audited or reviewed (as the case may
                         be), as at the examination date, on the effective date for submission of the financial statements to the Bank as provided in clause 8.1 above (hereinafter: the "EXAMINATION DATE"):

                         9.9.1.1 The ratio between Partner's net financial debt and Partner's EBITDA will not exceed 3.

                         9.9.1.2 The ratio between: (a) Partner's total net financial debt plus the product attained by the division of the total net financial debt of the Borrower by the Borrower's holding rate in Partner on the Examination Date, and:
                                   Partner's EBITDA will not exceed:

                                   9.9.1.2.1 Up to the end of the first quarter
                                             of 2011 - 6.

                                   9.9.1.2.2 As of the end of the first quarter
                                             of 2011 onward - 5.

                         9.9.1.3 The ratio between: (a) The product of the Borrower's holding rate in Partner on the Examination Date times by Partner's net income and: The total maturities (principal, interest and linkage differentials in respect thereof, less the Borrower's cash balances on the Examination Date and less the sum of NIS 630 M) for the net financial debt (of the Borrower for the four quarters subsequent to the Examination Date (including the quarter in which the Examination Date took place), will not fall below:

                                   9.9.1.3.1 In 2010 and in the first quarter of
                                             2011 - 1.15.

                                   9.9.1.3.2 As of the second quarter of 2011
                                             onward - 1.3.

                         9.9.1.4   In this sub-clause:

                                   "NET FINANCIAL DEBT" - an interest bearing debt less a cash balance.

                                   "EBITDA" - the operation profit before
                                   interest, tax, depreciation and amortization expenses. The EBITDA in the examination conducted pursuant to quarterly financial statements, will be the sum of all the EBITDA amounts for the four quarters ended prior to the Examination Date.

                                   "NET INCOME" - as set out in the relevant financial statements. The Net Income in the examination conducted pursuant to quarterly financial statements, will be the sum of all the Net Income amounts for the four quarters ended prior to the Examination Date.

                         On any Examination Date, the Borrower will submit to the Bank a detailed computation of each of the financial covenants which will include a confirmation from the Borrower's external accountants concerning compliance with the financial covenants.

               9.9.2 The financial covenants are based on accounting standards, accounting principles, estimates and accounting policy (hereinafter: "ACCOUNTING TREATMENT") as applied in the most recent financial statements of the Borrower and of Partner (as the case may be) as at the date of this Agreement (hereinafter: the "MOST RECENT FINANCIAL STATEMENTS"). An Accounting Treatment which is different than that on the basis of which the Most Recent Financial Statements were prepared, but not only due to the application of the International Financial Reporting Standards (IFRS), new / other / any accounting standards whatsoever, either in Israel or overseas, a change in estimates and/or change in accounting policy (all the foregoing shall hereinafter be referred to, jointly or severally: "NEW ACCOUNTING TREATMENT"), is liable to result in changes having an effect on the financial covenants. Accordingly, the Borrower agrees as follows:

                         9.9.2.1 At any time that the Bank finds, at its exclusive discretion, that changes were introduced and/or are about to be introduced to the Borrower's financial statements or Partner's financial statements, due to a New Accounting Treatment, the Bank will be entitled, upon consultation with the Borrower, to prescribe the required changes in the financial covenants (hereinafter: the "REVISED FINANCIAL COVENANTS"), so as to adjust them to such changes, with a view to adapting them to the original economic purpose pursuant to which the covenants were established.

                         9.9.2.2 Should the Bank give notice to the Borrower of the Revised Financial Covenants - they will bind the Borrower as of the date of the Bank's notice being given and this Agreement will be deemed to include, as of the date of the giving of the Bank's notice, the Revised Financial Covenants.

     9.10      ADVERSE EFFECT

               9.10.1    ON THE OCCURRENCE OF ANY ADVERSE EFFECT.

               9.10.2 In this Agreement, "ADVERSE EFFECT" - any one of the following:

                         9.10.2.1 I an event has occurred or is expected to occur, the outcome of which is a material adverse effect on: (a) The businesses, the financial position, the liquidity status and the results of operations of the Borrower and/or Partner; and (b) The Borrower's ability to fulfill its obligations under the Credit Agreement pursuant to their terms.

                         9.10.2.2 If the economic value of the Security Interests as fallen in a manner liable to jeopardize the repayment of the unsettled balance of the Credit from the proceeds of the realization thereof.

     9.11 In the event of a decline in the holding rate and/or if the control is terminated in contravention of the undertaking as set forth in clause 3.23 and the Event of Default has not been rectified within 7 days.

     9.12.     "CROSS EVENT OF DEFAULT"

               9.12.1 On the occurrence of any event the outcome of which entitles any entity/ies, either in Israel or overseas, including the Seller, the Holders of the Notes issued by the Borrower and Bank Mizrahi to the right to declare immediately due and payable the Borrower's debts and liabilities in an aggregate amount exceeding NIS 100 M, or Partner's debts and liabilities, in an aggregate amount exceeding NIS 350 M, all in the course of a period of twelve calendar months and the Event of Default has not been rectified within 30 days.

               9.12.2 If any entity/ies, either in Israel or overseas, including the Seller, the Holders of the Notes issued by the Borrower and Bank Mizrahi has/have declared immediately the debts and liabilities of Borrower due and payable in an aggregate amount exceeding NIS 100 M, or of Partner, in an aggregate amount exceeding NIS 350 M, all in the course of a period of twelve calendar months.

     9.13 If a general meeting of the Borrower is convened on the agenda of which there is a proposed resolution adversely affecting its rights as a creditor, including on any of the issues set froth below: Change in the documents of incorporation, merger or spin-off, sale or purchase transaction of any substantial asset, approval of activities of and transactions with Stakeholders or corporations in which it is a Stakeholder, distribution, other than as prescribed in clause 3.14 above and/or distribution and/or distribution undertaking, changes in the structure of incorporation, changes in the essence of the Borrower's operations and/or any other action on the part of the Borrower that is liable to reduce the value of the Pledged Shares and/or the shares pledged in favor of Bank Mizrahi and/or the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6 and/or to adversely affect the Security Interests.

     9.14. If a general meeting of Partner is convened on the agenda of which there is a proposed resolution adversely affecting its rights as a creditor, including on any of the issues set froth below: A resolution concerning dilution of shares (apart from such dilution as the Credit Agreements expressly permits), changes in the rights conferred by the Shares, merger or spin-off, sale or purchase transaction of a substantial asset, approval of activities and businesses with Stakeholders or corporations in which it is a Stakeholder or changes in capital, including an increase in the registered share capital (apart from an increase in the registered share capital as required for the purpose of the issue of shares that the Credit Agreement expressly permits or an increase in registered capital for the purpose of compliance with any regulatory requirement applicable to Partner), changes in the structure of incorporation, changes in the essence of Partner's operations and/or any other action on the part of Partner that is liable to reduce the value of the Pledged Shares and/or the shares pledged in favor of Bank Mizrahi and/or the shares to be pledged in accordance with the provisions of the Credit Agreement, including pursuant to clause 3.6 and/or to adversely affect the Security Interests.

     9.15 In the event of any material change in the area of activity of the Borrower and/or of Partner.

     9.16 If the Sale Agreement has expired or was rescinded or was declared by a competent authority to be null and void, in whole or in part.

     9.17 If all or a substantial part of the assets of either the Borrower and/or Partner are sold.

     9.18 If trading in the Borrower's shares on the Stock Exchange is suspended or ceased for a period exceeding 7 days and/or if trading in Partner's shares on the stock exchange where they are traded, is suspended or ceased for a period exceeding 7 days or if the Borrower's shares are delisted from trading on the Stock Exchange and/or if Partner's shares are delisted from the trading on the stock exchange where they are traded as foresaid.

     9.19 If one of the licenses granted to Partners and/or the entities controlled by it for the purpose of their operations is suspended or cancelled, and, in the event of suspension - where such suspension is not cancelled within 30 days.

     9.20 In the event of early redemption and/or prepayment which is forced on the Borrower, of the Notes issued by it and/or any other Credit taken by it.

     9.21 If Partner performs a distribution to its shareholders not in accordance with their PRO RATA share in Partner's issued and paid up capital.

     9.22 If one or more legal proceedings is/are instituted against the Borrower and/or Partner, or if a decision or a judgment was rendered in such proceedings, which, jointly or severally is liable to have a material adverse effect on the Borrower's ability to comply with its obligations under the Credit Agreement in accordance with the terms thereof.

               In any event that the Bank is entitled, in accordance with the provisions of this Agreement, to declare the Credit immediately due and payable, the Bank will be entitled to declare immediately due and payable all or any part of the Credit, at its exclusive discretion.

               To remove any doubts, in the event of declaring the Credit immediately due and payable (in whole or in part), arrears interest will be paid to the Bank as set forth in clause 4.8 above.

               To remove any doubts, it is hereby clarified that in addition to the Bank's right to declare the Credit immediately due and payable, the Bank will be entitled to adopt all measures it finds fit for the purpose of protecting its rights under the Credit Agreement, including its rights in the Pledged Shares, even before a resolution is adopted as to the declaration as immediately due and payable as aforesaid.

10.  RECTIFICATION PERIOD

     10.1 In this Agreement, "RECTIFICATION PERIOD" - means a period given, if any, in clause 9 of this Agreement, for rectification of the Events of Default entitling the Bank to declare all or any part of the Credit immediately due and payable. In the event that under the circumstances there will be more than one Event of Default, the Rectification Period will be the shortest period of the Rectification Periods prescribed in respect of the relevant Events of Default, and if, regarding one of the Events of Default, no Rectification Period has been prescribed, no Rectification Period will apply at all.

     10.2 In any case of an event respecting which a Rectification Period is prescribed, the Bank will give the Borrower a prior written warning respecting the declaration of the Credit as immediately due and payable, and the Bank will be entitled to declare the Credit immediately due and payable only if the Event of Default has not been rectified by the end of the Rectification Period. However, if the Bank is of the opinion that its rights under the Credit Agreement are liable to be materially adversely affected in consequence of delaying its actions during the Rectification Period or if another Event of Default occurs which is not of the same nature, before the breach in respect of the previous Event of Default has been rectified, then the Bank will be entitled to declare the Credit immediately due and payable, immediately on the occurrence of the Event of Default. To remove any doubts, the Rectification Period will be counted from the date of the occurrence of the Event of Default and not from the date of the Bank's notice.

     10.3 Furthermore, in respect of an Event of Default for which there is no Rectification Period, and to the extent that the delay of the declaration as immediately due and payable cannot, at the Bank's exclusive opinion, cause real damage to the Bank, the Bank will give a prior notice of the intention to declare the Credit immediately due and payable 7 days in advance. The foregoing in this clause will not apply to the occurrence of an Event of Default as set forth in clause 9.3, in respect of which, at any rate, the Bank will be entitled to declare the Credit immediately due and payable and to exercise the Security Interests without any prior notice, all subject to the provisions of clause 11.

11.  EXERCISE OF THE SECURITY INTERESTS

     In any event that the Bank has declared the Credit immediately due and payable, the Bank will be entitled, but not obligated, to promptly realize all or any part of the Security Interests (apart from the shares pledged in favor of Bank Mizrahi, which will be exercised in accordance with the provisions of the encumbrance documents creating a lien on such shares in favor of the Bank), and to use the amounts received as aforesaid to reduce the unsettled balance of the Credit, without derogating from all the Bank's rights and/or from any other relief available to it by virtue of the provisions of the Credit Agreement and the provisions of any law, all subject to the approval of the Minister of Communications, to the extent required, in accordance with the provisions of Partner's licenses and licenses of corporations under its control. The end of this paragraph will only be revised subject to the prior written approval of the Minister of Communications.

     Furthermore, the Borrower will pay to the Bank all the expenses and reasonable charges paid by the Bank to attorneys and other consultants, including valuation experts, to the extent that their hiring is required, at the Bank's exclusive discretion, for the purpose of exercising the Security Interests.

12.  THE CLOSING

     12.1      CONDITIONS PRECEDENT FOR PROVISION OF THE CREDIT

               The Borrower is aware, and it agrees, that the coming into force of this Agreement, including its appendixes, and the provision of the Credit as per the provisions of this Agreement, is subject to the following conditions, in addition to that stated in clauses 6 and 12.3 of this Agreement and without derogating from all other terms of this Agreement.

               12.1.1 There will be no impediment under the provisions of the law, to the provision of the Credit under the terms set forth in this Agreement and the provision of the Credit pursuant to this Agreement will not cause a deviation on the part of the Bank from the regulatory limitations imposed on it, including with respect to holding, by way of encumbrance, means of control, and from limitations as to minimum capital ration, liability of a "single borrower" and of a "group of borrowers" to which the Borrower belongs (these terms will be interpreted as per the definition thereof in the directives on the various issues issued by the Bank Commissioner at the Bank of Israel, as they shall be in effect on the date of the provision of all or any part of the Credit) and/or any other deviation due to which the Bank is charged with payment of fines, and, further, no adverse effect will occur in the restrictions applicable to the Bank on the date of the execution of this Agreement, due to any change in the statutory provisions which in the opinion of the Bank adversely affects the provision of the Credit under the terms set forth in this Agreement.

               12.1.2 No Event of Default has occurred and no circumstances have taken place which, if not rectified by the end of any Period of Rectification (if such is designated in this Agreement) will become an Event of Default.

               12.1.3 All the acts that are supposed to be performed in accordance with this Agreement by or on the Closing Date, will be performed.

               12.1.4 Deposit in concentration account no. 73600/29 in branch 800 at the Bank, in the Borrower's name (hereinafter: the "CONCENTRATION ACCOUNT"), of a financial amount which together with the Credit amount constitutes the amount of the consideration for the purchase of the shares purchased by the Borrower pursuant to the Sale Agreement.

               12.1.5 Compliance with all the conditions precedent in accordance with the Sale Agreement and performing the Closing thereunder, concurrently with the provision of the Credit, including acquisition of the shares purchased by the Borrower, being free and clear, performance of the Closing pursuant to the Seller's Finance Documents, performance of the Closing in accordance with the Finance Agreement dated October 28, 2009 which was signed by and between Bank Mizrahi and the Borrower and performing the Closing pursuant to agreements for the sale of part of the Purchased Shares to the Bank and to other entities to whom the Borrower undertook to sell shares in Partner on the Closing Day, and all concurrently with the provision of the Credit, as well as obtaining the Borrower's written approval for the implementation of the foregoing.

               12.1.6 In the Borrower's account at the Bank, such amounts will be deposited as are sufficient to effect all charges and payments as provided in clause 12.3.2.4.

               12.1.7 Receipt of the Security Interests Documents, the agreements, the irrevocable instructions and the undertakings as set forth in clause 6, duly signed by the relevant parties, as the case may be.

               12.1.8 Receipt of the required approvals at Partner and/or by Partner for the performance of the Borrower's obligations in the Credit Agreement.

               12.1.9 Receipt of legal opinions as to the validity of the liabilities and the Security Interests in accordance with the Credit Agreement.

               12.1.10 Receipt of a written notice from the Borrower, 7 business days prior to the Closing Date concerning the term of the loan selected by it as provided in clause 4 above.

               12.1.11 Receipt of "applications for provision of credit" in accordance with the Credit terms as provided in this Agreement, signed by the Borrower, in the format customary at the Bank.

               12.1.12 Receipt of a statement (Bring Down) from the Borrower in the format attached hereto as APPENDIX 12.1.12 that:

                         12.1.12.1 All representations, declarations and
                                   undertakings made by it pursuant to the
                                   Credit Agreement are accurate and valid and no material adverse effect has occurred therein as at the Closing Day;

                         12.1.12.2 There is no need for receipt of
                                   understandings and/or permits and/or
                                   additional approvals for the provision of the Credit, for the creation of the Security Interests and for the enforceability thereof and as for the enforceability thereof - subject to the approval of the Minister of Communications, to the extent required, in accordance with the provisions of Partner's licenses and licenses of corporations under its control and to the performance of all the obligations under the Credit Agreement.

     12.2 If and to the extent that the Borrower find that any of the conditions enumerated in this clause 12.1 is not about to be fulfilled or is not fulfilled by the Closing Day, the Borrower will give a written notice to that effect to the Bank, immediately after it learns of the threatened failure or the failure to fulfill such condition.

     12.3      PERFORMANCE OF THE CLOSING

               12.3.1 Up to and not later than the Closing Day (inclusive), the Borrower will furnish to the Bank the following documents, for the purpose of and in connection with the provision of the Credit, in such manner and under such terms as are prescribed in this Agreement:

                         12.3.1.1 Confirmation from the Bank concerning deposit of the amounts in the Concentration Account as provided in clause 12.1.4.

                         12.3.1.2 Obtaining the Seller's confirmation that it has received the amount of the consideration for the acquisition of the shares purchased by the Borrower pursuant to the Sale Agreement concurrently with the performance of the transfer as provided in clause 12.3.2.1.

                         12.3.1.3 The Borrower's confirmation concerning the performance of the closings pursuant to the agreements as provided in clause 12.1.5 concurrently with the provisions of the Credit.

                         12.3.1.4 The Security Interests Documents as provided in clause 6.

                         12.3.1.5 Share certificates for the shares pledged in the name of the Nominee Company as well as a copy of the Register of the Shareholders of Partner, compatible with such share certificates and the undertaking included in clause 3.12.

                         12.3.1.6 Receipt of a copy of the share certificates in respect of the Shares encumbered in favor of Bank Mizrahi, the Free Shares, the shares pledged in favor of the Noteholders and the shares pledged in favor of the Seller with the registration therein being in accordance with the provisions of clause 6 as well as a copy of the register of Partner's shareholders, in keeping with the said share certificates and the undertaking included in clause 3.12.

                         12.3.1.7  Approvals required as provided in clause
                                   12.1.8.

                         12.3.1.8 Legal opinions as to the validity of the liabilities and the Security Interests as provided in clause 12.1.9.

                         12.3.1.9 "Applications for Credit" as provided in clause 12.1.11.

                         12.3.1.10 Bring Down statement as provided in clause
                                   12.1.12.

                         12.3.1.11 Minutes of the Borrower's competent organs,
                                   approving the contractual engagement under this Agreement and the performance of all the obligations included therein and authorizing the signatories to this Agreement to sign on behalf of the Borrower as well as together with an attorneys' confirmation as to the validity of the resolutions under any law.

               12.3.2 On the Closing Day and subject to the fulfillment of the Conditions Precedent as provided in clause 12.1 and in additional to the provisions of sections 6 and 12.3, the following actions will be performed concurrently, and the Borrower hereby instructs the Bank to perform the following acts, all subject to and in accordance with the provisions of the Credit Agreement:

                         12.3.2.1 The provision of the Credit in the Borrower's account and the transfer thereof to the Concentration Account.

                         12.3.2.2 The transfer of the funds deposited in the Concentration Account to an account or accounts in the name of the Seller or anyone acting on its behalf, pursuant to the Seller's instructions, the details of which will be given to the Bank in writing by the Seller.

                         12.3.2.3  Deposit of funds as provided in clause
                                   12.1.6.

                         12.3.2.4 Charging the Borrower's account at the Bank with charges due to the Bank as well as with the Bank attorney's fees.

13.  MISCELLANEOUS

     13.1 If the Closing does not take place by February 16, 2010, this Agreement will be rescinded and the Bank will have no obligation thereunder.

     13.2 The Borrower agrees that the Bank will be entitled to transfer to Bank Mizrahi or anyone acting on its behalf and to anyone IN LIEU thereof all data and/or documents and/or information in connection with the Credit Agreement.

     13.3 Every document to be furnished and/or signed in favor of the Bank will be in such format and under such terms as will be concluded with the Bank, subject to obtaining an approval concerning the adoption of an appropriate resolution by the relevant organ in the corporation, that will sign the document and together with an attorney's confirmation as to the validity of the resolutions in accordance with any law.

     13.4 Nothing in the provisions of this Agreement will vest in any third party any rights whatsoever.

     13.5 A waiver by either of the Parties of a previous breach or failure to fulfill any one or more of the obligations to such Party and/or failure to uphold any condition whatsoever under the Credit Agreement, will not be deemed as justification for another violation or another failure to uphold any such condition or undertaking; and refraining on the part of either of the Parties from using any right whatsoever granted to it under the Credit Agreement or under any law will not be interpreted as a waiver of such right, and the other party hereby waives any claim or demand in connection therewith. No concession or waiver in respect of any of these conditions on the part of either of the Parties shall bind such Party and will not constitute a justification for failure to uphold any of these conditions unless made in writing by the other Party.

     13.6 Upon fulfillment of the conditions prescribed therefor, the Bank will be entitled to exercise all the Security Interests provided to it under the Credit Agreement or only a part thereof. Further, the Bank will be entitled to realize the said Security Interests at once or one after the other, at the Bank's discretion, subject to the provisions of clause 11.

     13.7 The Borrower undertakes to collaborate and to exercise controlling power in Partner in order to implement the provisions of this Agreement, including the execution of documents and/or confirmations as may be required to this end, obtaining permits and approvals as may be required after the Closing Day, including for the purpose of the creation of additional liens in accordance with the provisions of the Credit Agreement and the transfer of information and documents pursuant to the provisions of the Credit Agreement and further undertakes not to adversely affect, through any act or omission, the performance of any of the obligations under the Credit Agreement and/or the Security Interests to be provided thereunder.

     13.8 The Borrower's rights under the Credit Agreement and/or the documents referred to therein or related thereto are not assignable or transferable in any manner whatsoever.

     13.9 The Bank will be entitled to sell participation in the Credit to a banking corporation or to another entity laid down in the First Schedule to the Securities Law, without requiring the Borrower's approval. Furthermore, the Bank will be entitled to transfer or assign rights in the Credit and/or the Security Interests pursuant to the Credit Agreement to a banking corporation or to another entity laid down in the First Schedule to the Securities Law which has assumed the terms of this Agreement. Any transfer or assignment of the Security Interests as aforesaid, will be performed subject to the approval of the Minister of Communications, to the extent required, pursuant to the provisions of Partner's licenses and the licenses of corporations under its control.

               It is hereby agreed that for the purpose of the sale of participation or the transfer and/or assignment of rights in the Credit pursuant to this Agreement, the Bank will be entitled to disclose to any entity that purchases participation or is a potential transferee, any information in its possession with respect to the Parties hereto, subject to the signing by the recipient of the information (if it is not a banking corporation), of a confidentiality undertaking, in a customary format, which is also addressed to the Borrower (a copy of which will be provided to the Borrower immediately after the execution thereof).

     13.10 Subject to the provisions of any law, the Borrower will not be authorized to present this Agreement to any entity, apart from a competent authority pursuant to the law and to the organs in office at the Borrower and to the shareholders at the Borrower, and subject to the signing of a confidentiality undertaking, to whomsoever seeks to invest or purchase shares in the Borrower, other than with the Bank's prior written approval.

     13.11 All fees and reasonable expenses applicable, if any, in connection with the Credit Agreement and other documents to be signed in connection therewith or thereunder, including with respect to their registration, will be paid by the Borrower.

     13.12 All the appendixes attached hereto constitute an inseparable part hereof.

     13.13 The section headings herein are for purposes of convenience only and will not be used for its interpretation in any manner whatsoever.

     13.14 The management terms and the appendixes hereto (hereinafter: the "OTHER DOCUMENTS") shall add to rather than derogate from the contents of this Agreement. However, in any event of a conflict between a provision laid down in the Other Documents as aforesaid and a provision laid down in this Agreement, the provision in this Agreement shall prevail. To remove any doubts it is hereby clarified that the foregoing is limited to cases where there is express reference to a particular issue, both in this Agreement and in the Other Documents. It is further clarified that in any event where there is a reasonable possibility to interpret the conflicting provisions as cumulative provisions they will be interpreted as such.

     13.15 Any notice forwarded by registered mail by the Bank or by the Borrower to their address as set out below or to any other address of which they have given a written notice, will be deemed to have reached its addressee within three days from its dispatch, and if hand delivered - upon the delivery thereof and if transmitted by facsimile - on the first business day after the date of dispatch. The addresses are as follows:

               Borrower: Attn.: Mr. Yahel Shahar, 48 Ben Zion Galis St., Petach Tikva 49277, fax no.: 03-9300424, with a copy to Yossi Avraham & Co., Law Offices, 3 Daniel Frisch St., Tel Aviv 64731, fax no.:
               03-6963801.

               The Bank: Attn.: Ms. Rina Vahaba, 34 Yehuda Halevy St., Tel Aviv 65136, fax no.: 03-5149017.

                       IN WITNESS WHEREOF WE HAVE SIGNED:

                              (-Stamped & Signed-)
                            ------------------------
                            SCAILEX CORPORATION LTD.

                        By: Yahel Shahar   Shahar Rahim
                        -------------------------------
                        Position: CEO      CFO

ATTORNEY'S AUTHENTICATION

I, the undersigned, Yossi Avraham, Advocate, hereby confirm that Mr. Yahel Shahar and Mr. Shahar Rahim signed this Agreement on October 28, 2009 on behalf of Scailex Corporation Ltd..

Date: 28.10.09                                  /s/ Yossi Avraham
                                                -----------------
                                                Name of Attorney

BANK'S CONFIRMATION

We hereby confirm our consent to this Agreement.

          /s/; /s/             Date:  28.10.09
          -------------
          Bank Leumi Le Israel Ltd.